                                                            EXHIBIT NO. 99.5(b)

                          MFS FUND DISTRIBUTORS, INC.
              500 BOYLSTON STREET . BOSTON . MASSACHUSETTS 02116
                                617 . 954-5000

                               DEALER AGREEMENT

Dear Sirs:

We are the distributor of the shares of each of the funds from time to time in the MFS Family of Funds (collectively, the "Funds"). Shares are offered pursuant to the then-current prospectus, including any supplements or amendments thereto, of each of the Funds (the "Prospectus"). To the extent that a Prospectus contains provisions that are inconsistent with the terms of this Agreement, the terms of the Prospectus shall be controlling. We have the exclusive right to distribute shares of the Funds (the "Shares"). In addition, we are the distributor of the units of participation (the "Units") of the MFS Fixed Fund, a bank collective investment fund (the "MFS Fixed Fund"). The Units are offered pursuant to the then-current Description of the MFS Fixed Fund, including any supplements or amendments thereto (the "Description"). All offers for sale of the Units shall be subject to the terms of, and effected in accordance with, the terms of the Description. To the extent that the Description contains provisions that are inconsistent with the terms of this Agreement, the terms of the Description shall be controlling. As agent for the Funds and the MFS Fixed Fund, we hereby offer to sell Shares of the Funds and make available the Units to you, acting as principal (in the case of the Funds) or as agent (in the case of the MFS Fixed Fund) and not as broker or agent for, or employee of, us or any of the Funds or the MFS Fixed Fund, upon the following terms and conditions:

1. In all sales of the Shares to the public, you shall act as dealer for your own account.

2. We will not accept from you any conditional orders for the purchase, sale or redemption of Shares or Units. All orders to purchase Shares received from you will be accepted by us only based on the public offering price applicable to each order, as established by the Prospectus of the Fund for whose Shares the order is placed. All orders to purchase Units received from you will be received by us and accepted by SEI Trust Company ("SEI"), as trustee of the MFS Fixed Fund, only based on the Unit Value applicable to each order, as established by the Description. The procedure relating to the handling of orders shall be subject to instructions which we shall forward from time to time to you. All orders are subject to acceptance or rejection by us in our sole discretion and, in the case of the Units, by SEI in its sole discretion.

3. On the purchase by you through us to cover a single transaction involving Shares of the Funds, the applicable offering price and dealer discount therefrom or commission, as applicable, which you will receive will be determined in accordance with the provisions of the Prospectus of the applicable Fund. In addition, certain of the Funds have adopted Distribution Plans pursuant to which we, on behalf of each such Fund, will pay a service fee to dealers in accordance with the provisions of such Funds' Distribution Plans. (The service fee is paid to you as additional consideration for all personal services and/or account maintenance services provided by you to shareholders of the applicable Fund.) The provisions and terms of these Funds' Distribution Plans are described in their respective Prospectuses, and you hereby agree that we have made no representations to you with respect to the Distribution Plans of such Funds in addition to, or conflicting with, the description set forth in their respective Prospectuses. No dealer discount or commission is applicable to Shares representing reinvested dividends and distributions. No interest will accrue on amounts represented by uncashed dealer discount, commission or service fee checks.

You acknowledge and agree that you shall not be entitled to receive any such service fees unless: (i) you are the holder or dealer of record for accounts in the applicable Fund, or all Funds together, having an aggregate net asset value of at least the minimum amount established by us from time to time in accordance with the terms of the Funds' Distribution Plans or (ii) you satisfy each of the following conditions, as determined from time to time by us in our sole discretion: (a) you include all Funds on your product list and, as requested by us from time to time, one or more of the Funds on your "approved", "preferred" or other similar product list; provided, however, that the MFS Fixed Fund shall be included only on such product lists as are specifically directed to eligible qualified retirement plans described in the Description;
(b) you grant reasonable requests from time to time for visits to your offices (including branch offices) by our sales and marketing representatives; (c) you provide satisfactory product, marketing and sales support, as requested by us from time to time; and (d) you assign one of your registered representatives to each Fund shareholder account on your records and reassign the Fund account should that representative leave your firm; provided, however, that you will not be paid any service fee in any event if the redemption levels of Fund shareholder accounts for which you are the holder or dealer of record are above normal as compared to other dealers, as determined by us from time to time in our sole discretion. In addition, you acknowledge and agree that (y) you shall not be paid any service fee with respect to a specific time period unless and until we are in receipt of the service fee from the Fund for such period and
(z) our liability to you for the payment of any such service fee is limited solely to the amount of the applicable Fund's service fee received by us.

4. You agree that all purchases of Shares or Units through us shall be made only to cover orders already received by you.

5. All sales of the Shares to your customers shall be at the public offering price as established by the Prospectus and shall comply with all such multiple class pricing guidelines as we may from time to time furnish to you. All sales of the Units to your customers shall be at the Unit Value and upon the terms established by the Description.

6. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding.

7. If any Shares sold to you by us under the terms of this Agreement are repurchased by the issuer or by us as agent for the issuer or are tendered for redemption within seven business days after the date of your original purchase, it is agreed that you shall forfeit your right to any discount or commission received by or allowed to you on such Shares hereunder.

We will notify you of any such repurchase or redemption within ten days from the date on which a stock power or letter of instructions, if no certificate has been issued, or the certificate is delivered to us or to the issuer, and you shall forthwith refund to us the full discount or commission received by or allowed to you.

8. Payment for Shares or Units ordered from us shall be in New York or Boston clearinghouse funds received by us by the later of: (i) the end of the third business day following your receipt of the customer's order to purchase such Shares or Units or (ii) the end of one business day following your receipt of the customer's payment for such Shares or Units, but in no event later than the end of the sixth business day following your receipt of the customer's order. If such payment is not received by us. we reserve the right, without notice, forthwith to cancel the sale, or, in the case of Shares, at our option, to sell the Shares ordered back to the issuer, in which case we may hold you responsible for any loss, including loss of profit, suffered by us resulting from your failure to make payment as aforesaid.

9. You agree to provide all necessary information to comply properly with all federal, state and local reporting requirements and backup and nonresident alien withholding requirements for your customer accounts including, without limitation, those requirements that apply by treating Shares issued by the Funds as readily tradable instruments. You represent and agree that all Taxpayer Identification Numbers ("TINS") provided are certified, and that no account which requires a certified TIN will be established without such certified TIN. You agree to perform all federal, state and local tax reporting with respect to sales of Shares through the National Securities Clearing Corporation ("NSCC") Fund/Serv program, Including without limitation redemptions and exchanges.

10. In connection with purchases by you as principal of Shares of any of the Funds from others, you agree that you will pay to the seller a price which is not less than the net asset value next quoted by us as agent for the Fund. Nothing in this Agreement shall prevent you from selling Shares for the account of a record owner to the issuer at the net asset value next quoted by us as agent for the issuer and charging your customer a fair commission for handling the transaction.

11. Shares sold by us to you hereunder shall be available to you for delivery against payment at the office of our agent, MFS Service Center, Inc. ("MFSC"), 2 Avenue de Lafayette, Boston, Massachusetts 02111, unless other arrangements are made with us for delivery and payment.

12. No person is authorized to make any representations concerning Shares except those contained in the Prospectus and in such printed information and information stored on computer diskettes (illustrating hypothetical investments in the Funds) as issued by us for use as information supplemental to the Prospectus. Supplemental information relating to hypothetical investments may be used only in one-on-one presentations. In purchasing Shares from us, you shall rely solely on the representations contained in the Prospectus and in the above-mentioned supplemental information. You agree to deliver to each of your customers the then-current applicable Prospectus at or before the purchase of the Shares. Qualification of Shares in the various states, including the filing of any state notices respecting such Shares, and any printed information or information stored on computer diskettes which we furnish you other than the Prospectuses and periodic reports are our sole responsibility and not the responsibility of the respective Funds, and you agree that the Funds shall have no liability or responsibility to you in these respects. No person is authorized to make any representations concerning the Units except those contained in the Description and in such printed information as issued by us for use as information supplemental to the Description. In offering Units for sale, you shall rely solely on the representations contained in the Description and in the above-mentioned supplemental information.

13. Additional copies of any Prospectus or the Description and any printed information or information stored on computer diskettes issued supplementing the Prospectus or the Description will be supplied by us in reasonable quantities upon request; provided, however, that we reserve the right to charge a nominal fee, disclosed in advance, for computer diskettes.

14. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Shares or Units entirely. Except as provided in paragraph 15, each party hereto has the right to cancel this agreement upon ten days' notice to the other party. We reserve the right to amend this agreement, or to assign this agreement to an affiliate, at any time and you agree that an order to purchase Shares of any one of the Funds or of the Units placed by you after notice of any such amendment or assignment has been sent to you shall constitute your agreement to any such amendment or assignment.

15. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). You agree that you will not make available Shares of any Fund or the Units in any state or other jurisdiction in which we inform you that such Shares or Units may not be lawfully offered for sale. You agree (notwithstanding the provisions of paragraph 14 hereof) that this

Agreement shall automatically terminate without notice upon your: (a) filing of a petition in bankruptcy or a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, reorganization, insolvency or similar statute, law or regulation; or (b) seeking the appointment of any trustee, conservator, receiver, custodian or liquidator for you or for all or substantially all of your properties. Likewise, you agree (notwithstanding the provisions of paragraph 14 hereof) that: (w) if a proceeding is commenced against you seeking relief or an appointment of a type described in the immediately preceding two sentences; or (x) if a trustee, conservator, receiver, custodian or liquidator is appointed for you or for all or substantially all of your properties; or
(y) if an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 shall have been filed against you; or (z) if you are a registered broker-dealer and (i) the Securities and Exchange Commission (the "SEC") shall revoke or suspend your registration as a broker-dealer, (ii) any national securities exchange or national securities association shall revoke or suspend your membership, or (iii) under any applicable net capital rule of the SEC or of any national securities exchange, your aggregate indebtedness shall exceed 1,000% of your net capital, this Agreement shall automatically terminate. You agree that you will immediately advise us of any such proceeding, appointment. application, revocation, suspension or indebtedness level. You further agree that if you are a foreign dealer (a) you are registered under the Securities Exchange Act of 1934 and you agree that in making sales of Shares to purchasers within the United States you will conform to the Conduct Rules, including the interpretation with Respect to Free-Riding and Withholding, of the NASD, or (b) if you are not so registered, you will make sales of Shares only outside of the jurisdiction of the United States to persons who are not citizens or residents of the United States. You also represent that you have complied, and will continue to comply, with any other state or federal registration requirements (and any other applicable securities, tax and other laws) related to the offer and sale of the Shares of any of the Funds or the offer for sale of the Units.

16. You may send exchange requests to MFSC via facsimile, subject to the following requirements: (a) All exchange transactions must be received, and confirmed by a telephone call from you to MFSC, by the close of regular trading on the New York Stock Exchange (the "Exchange") (generally, 4:00 p.m. Eastern
Time) in order to receive the day's closing price. Transactions received after the close of regular trading on the Exchange will be processed the following business day. If the impact of processing exchange transactions received from all sources is deemed to be injurious to one of the Funds or the MFS Fixed Fund, we in our sole discretion may elect to delay the purchase side of the transaction for up to seven days. In such a circumstance, the exchange redemption would be made at the price or Unit Value in effect on the first day and the exchange purchase would use the price or Unit Value of a date not more than seven days later. This arrangement will be governed by and superseded by changes in the Prospectuses or the Description without terminating this arrangement. All exchange transactions involving the MFS Fixed Fund are subject to the terms of the Description. (b) All exchange transactions must be sent by facsimile machine to MFSC at (617) 880-6975 and confirmed by telephone at
(617) 880-4629. No other medium of delivery will be acceptable, except as provided by the Prospectuses or the Description. (c) You hereby warrant that each exchange transaction which you initiate will have been authorized by the shareholder or Unitholder prior to initiation, and that each such shareholder has received, read and understood the Prospectus for each Fund to be purchased.
(d) We or MFSC may terminate your participation in the transactions contemplated by this paragraph at any time if either of us believes or has reason to believe that you have failed or may fail to comply with any of the conditions set forth herein, or in any event, with 10 days' written notice. Such termination will not affect your responsibilities under paragraph 31 with respect to such transactions.

17. We agree to accept orders, including wire orders, placed by you for the purchase of Shares for MFS Individual Retirement Account Plans ("IRA Plan"), including but not limited to Traditional and Roth IRA Plans, and to accept requests for distributions from IRA Plans and withholding elections relating to such distributions transmitted by you, subject to the following:

A. We will provide you with MFS IRA Adoption Agreements and/or Applications ("IRA Agreements") solely for the purpose of allowing you to accept initial and subsequent contributions (other than trustee to trustee transfers) from any individual who has created an IRA Plan by execution of such IRA Agreement, invested in shares of a Fund and designated by the individual, provided that the IRA Plan investment is permitted under the terms of the Fund Prospectus.

B. You hereby represent and warrant to us, MFS, MFSC Heritage Trust Company (the "Trustee") and each Fund that you are fully informed and knowledgeable as to the requirements imposed under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules, regulations, rulings and procedures adopted pursuant thereto, on and in respect to individual retirement accounts ("IRAs"), as defined under the Code, and on and in respect to income tax withholding notices and elections relating to distributions therefrom. You further represent and warrant that for all IRA Plan orders placed hereunder, you will require; (a) receipt of a properly completed and signed IRA Agreement before placing such order; (b) that the participant has received the appropriate MFS IRA Trust and Disclosure Statement before placing such order; and (c) that the contribution from the participant is properly designated as to the year of contribution. In addition, you represent and warrant to us, MFSC, the Trustee and each Fund that you will provide to IRA Plan participants a complete and proper notice of a participant's right to elect not to have amounts withheld for tax purposes (a "withholding notice") and will require such an election to be made in accordance with all applicable laws, regulations, rulings, procedures and forms. Your placement of an order or transmission of distribution and withholding requests under this paragraph 17 shall serve as a warranty that such order or request complies with all such laws, rules, regulations, rulings, procedures and forms.

C. You shall promptly upon the receipt of any IRA Plan contribution from a participant, and only if in possession of an IRA Agreement signed by the participant, place an order with us through MFSC for Shares of a Fund in accordance with the instructions of the participant. If the order placed by you represents a new account, you shall furnish us with an executed IRA Agreement promptly after the order is placed.

D. We hereby appoint you as our agent solely for the limited purposes of accepting a properly completed and signed IRA Agreement, accepting initial and subsequent contributions to an IRA Plan, placing orders for the purchase of Shares for IRA Plans, providing an IRA Plan participant with a withholding notice, and accepting an IRA Plan participant's withholding election, all in accordance with subparagraphs 17(a), (b), and (c) above.

E. You understand that we, MFSC, the Trustee and the Funds shall not be responsible for monitoring orders, distribution requests, withholding notices or withholding elections placed or communicated by you with regard to compliance with Internal Revenue Service (the "IRS") and other rules and regulations, including, but not limited to, those related to over-contributions, eligibility, income restrictions, timeliness of contribution or distribution, early withdrawal tax, or any other matters related to the status of any IRA Plan, nor for your compliance with procedures established by us or our agents with respect to such IRA orders, requests, notices or elections.

F. We, for ourself and our agents, and the Trustee reserve the right, at each of our sole option, and without liability or obligation so to act, to cancel or re-register any trade or not to settle any trade which does not comply with the terms of this paragraph 17 or the procedures established by us or our agents and further to withhold taxes in accordance with applicable law on any distribution if the distribution withholding notice or withholding election does not comply with the terms of this paragraph 17 or the procedures established by us or our agents. We will use reasonable efforts to notify you of such actions.

G. The remittance of the annual service fee cannot be combined with or made via a wire order purchase. Wire redemption requests will not be accepted. Any purchase hereunder must be made in accordance with the terms of the pertinent Prospectus.

H. We may terminate your participation in the transaction contemplated by this paragraph at any time if you fail to comply with any of the conditions set forth herein, or, in any event, with 10 days' written notice. Such termination will not affect your responsibilities under paragraph 31 with respect to such transactions.

18. You may enter via a remote terminal and we will accept, the following clerical changes and corrections relating to any account of your customers: dividend and/or capital gain distribution election as to cash or reinvestment TINs; account executive's number and/or name; branch office city, state and related dealer branch number; and shareholder address changes, subject to the following: (a) You hereby represent and warrant to us, MFSC and the Fund(s) that each change made pursuant to this paragraph has been authorized by your customer prior to its initiation and that you have internal procedures in place to assure that the changes described herein are authorized only by appropriate persons. (b) This arrangement will be governed by and subject to rules and procedures established by us and MFSC for effecting such changes. (C) We or MFSC may terminate your participation in the transactions contemplated by this paragraph at any time if either of us believes or has reason to believe that you have failed or may fail to comply with any of the conditions set forth herein or, in any event, with 10 days' prior written notice. Such termination will not affect your responsibilities under paragraph 31 with respect to such transactions.

19. You may settle redemptions of shares of the Funds held in individual accounts of your customers or in accounts registered in your name, via NSCC Fund/Serv and without a guaranteed endorsement on the certificates representing such shares, or, if no certificates for such shares have been issued, without a guaranteed endorsement, and we agree to allow such redemptions subject to the following: (a) The wire order redemption request is placed through NSCC Fund/Serv. (b) In the case of certificated shares, the appropriate certificate(s) are received as settlement and the reverse of such certificate(s) is not completed or signed in a manner deemed inconsistent by MFSC in its sole judgment. (c) You hereby warrant to us, MFSC and the Fund(s) that each redemption has been authorized by your customer prior to initiation and that you have internal procedures in place to assure that the instructions described herein are authorized only by appropriate persons. (d) This arrangement will be governed by and subject to rules and procedures established by us and MFSC for effecting such transactions. (e) We or MFSC may terminate your participation in the transactions described in this paragraph at any time if either of us believes or has reason to believe that you have failed or may fail to comply with any of the conditions set forth herein or, in any event, with 24 hours' notice. Such termination shall not affect your responsibilities under paragraph 31 with respect to such transactions.

20. Should you provide brokerage clearing services to broker-dealers or other financial intermediaries who wish to sell Shares to their clients ("Originating Firms"), you represent that you and each such Originating Firm are parties to a clearing agreement which conforms in all respects to the requirements of Rule 3230 of the NASD Conduct Rules or, as applicable, the rules of a national securities exchange. In connection with your provision of such brokerage clearing services, you acknowledge and agree that (a) you are responsible for ensuring that Shares are sold in compliance with the terms and conditions of this Agreement and each applicable Prospectus, (b) we have no responsibility for determining whether Shares are suitable for clients of your Originating Firms, and (c) your agreements with each Originating Firm will comply with the requirements of SEC Regulation S-P and will require each such Originating Firm to adopt policies and procedures that address administrative, technical, and physical safeguards for the protection of consumer and customer records and information.

21. Should we agree to participate with you in the NSCC program known as "Networking" in one or more of its "Matrix Levels," which agreement will be evidenced by the execution by us and you of an agreement, we thereby agree to accept from you electronically through MFSC and through Networking channels and Fund/Serv without supporting documentation from shareholders in the Funds for whom you are the dealer of record or with respect to which you are the clearing broker to the Originating Finn (your "client"), the instructions, communication and actions specified in such agreement, subject to and in reliance upon the following requirements and representations.

A. Requirements 1. You will provide all necessary, requested, updating and reconciling information to ensure the accuracy of records and to enable MFSC to create and maintain an accurate cross-reference file between client records and the Fund account records that shall remain the official records of all Fund shareholder accounts. You agree that MFSC will not be responsible for changes to the file until a reasonable time after receipt thereof. 2. You will provide in a timely fashion all necessary and relevant information regarding adverse claims, governmental and legal inquiries and correspondence to us, MFSC, the Fund or its adviser, as appropriate, in connection with its handling of and responding to such notices, inquiries, correspondence and claims, which may include its or their placing restrictions on the redemption, transfer or exchange of Shares and disclosing that you control accounts pursuant to this paragraph. 3. You will, on behalf of each Fund, report to your clients, all information which is required to be reported by the Fund on Shareholder confirmations or otherwise under any applicable statute, rule or regulation or under the terms of the Prospectus, or which is provided by us, MFSC, the Fund or the Fund's adviser to you and other shareholders of the Fund and such information shall be complete, accurate and timely. 4. You will ensure that cash distributions are accurately paid to your client at the time specified by the Fund, and, as among the Funds, MFSC, you and us, you shall be solely responsible for any liabilities arising from payments reported by clients as lost, stolen or forged.

B. Representations and Warranties. You represent and warrant to, and agree with us, MFSC and the Funds that: you have and will continue to have the necessary facilities, equipment and personnel to allow you to perform, and that you will so perform, all duties, functions, procedures or responsibilities described herein and in the Networking agreement between you and us, each as from time to time in effect, in a businesslike and competent manner. In conformance with all applicable laws, rules and regulations (including without limitation, all rules and requirements of the IRS and the Code, with respect to tax reporting; with Rule 10b-10 under the Securities Exchange Act of 1934, with respect to confirmation statements; and with all rules applicable to registered transfer agents, with respect to duties generally hereunder), with the Prospectuses and with all applicable rules and procedures of the NSCC and NASD Regulation, Inc.; you or the originating firm has the prior sufficient consent of each client whose account is to be placed in or transferred to a Networking account, having first informed each such client in writing of all material facts relating to such arrangement; all your instructions, communications and actions regarding Networked accounts, including all transfers, will be rightful, will have been duly and sufficiently authorized by your client, will be accurate and complete and will be in the appropriate NSCC/DST Systems, Inc. format; if you are acting as a clearing broker, you have obtained the prior written consent of each originating firm to your entering into, and to all the terms of, this paragraph and the Networking agreement and that all actions taken hereunder will have been approved in advance by the applicable originating firm; the taking of any action as to which MFSC normally requires a signature guarantee shall be deemed to constitute your guarantee in proper order of your client's signature; you will obtain and maintain, and upon request provide to MFSC, for each Networking account all forms, applications, waivers, exemptions, certifications or other documents or information required by applicable laws, rules or regulations including, without limitation, state and federal securities and tax laws, rules and regulations; you do not act as our agent under this paragraph; and you have and will maintain adequate insurance coverage as is appropriate for your duties and obligations hereunder, and will, upon request, provide us or MFSC with a certificate of insurance evidencing your compliance.

Nothing herein shall prohibit us, any Fund, the advisers of the Funds or MFSC from mailing or otherwise distributing to Shareholders any material concerning the Funds or other funds or services now or hereafter offered by any of us. We may terminate your participation in the transactions contemplated by this paragraph and the Networking agreement at any time if you fail to comply with any of the conditions set forth herein or, with respect to accounts of an originating firm, the termination of our Dealer or Mutual Fund Agreement with such firm, or in any event, or with respect to any accounts, with 30 days' prior written notice. Such termination will not affect your responsibilities under paragraph 31 with respect to such transactions.

22. You may purchase shares of the Funds for sale to your clients (including without limitation Bank Trust Department clients) in a fee-based program made available by you to your clients (the "Fee-Based Program"), and afford your fee-based clients the opportunity to purchase such shares at net asset value, subject to the following terms and conditions:

A. You must first notify us of your desire to include the Funds in the Fee-Based Program and to institute the necessary operational procedures and requirements as established by us from time to time.

B. You may, in connection with the Fee-Based Program, sell shares of any Funds made available by us, from time to time, at net asset value to your bona fide clients participating in the Fee-Based Program. You will receive no discount, commission or other concession with respect to any such sale, but will be entitled to receive any service fees otherwise payable with respect thereto to the extent provided from time to time in the applicable Funds' Prospectuses and in this Agreement.

C. For any Fee-Based Program customer eligible to purchase Fund shares at net asset value, you shall charge an annual fee to such customer of not more than 2.50% of such customer's average net assets included in the Fee-Based Program, nor less than 0.50% of such assets. You shall send to us upon request from time to time the then-current standard fee schedule for the Fee-Based Program.

Brochures, written materials or advertising relating to the Fee-Based Program may refer to the Funds as available at net asset value if the fees and expenses of the Fee-Based Program are given at least equal prominence.

D. You will (i) provide us with continuous reasonable access to your offices, representatives and mutual fund and Fee-Based Program sales support personnel, to meetings, including national and regional sales conferences and training programs, of your representatives and sales personnel, and include our representatives on your internal sales lines and conference calls on a regular basis, (ii) include descriptions of all Funds offered through the Fee-Based Program in internal sales materials and electronic information displays used in conjunction with the Fee-Based Program, (iii) use reasonable efforts to motivate your representatives to recommend suitable Funds for clients of the Fee-Based Program, (iv) provide us with sales information in reasonable Fund-by-Fund detail, including identification of offices and representatives that account for the most significant sales of shares of the Funds through the Fee-Based Program, and (v) include the Funds on any approved, preferred or other similar list of mutual fund products offered through the Fee-Based Program.

E. You may maintain with the Funds' shareholder servicing agent either (i) one or more omnibus accounts solely for the clients of your Fee-Based Program or
(ii) separate accounts for each client of your Fee-Based Program. If one or more omnibus accounts are maintained, you shall, among other things, be responsible for forwarding proxies, annual and semi-annual reports and other materials to each beneficial owner in a timely manner.

F. We are not endorsing, recommending or otherwise involved in sponsoring or providing any investment product of yours, including but not limited to the Fee-Based Program. We are merely affording you the opportunity to use shares of the Funds as an investment medium for the Fee-Based Program. You acknowledge and agree that you are solely responsible for the Fee-Based Program, and you hereby authorize and instruct us, the Funds and our respective affiliates to accept, rely upon and carry out instructions received from you or your affiliates with respect to any purchase, redemption (including any redemption to pay fees), exchange, account maintenance, request for information, or other matter concerning any accounts maintained by you in connection with the Fee-Based Program. You represent and warrant that all such instructions will be rightful and will have been duly and sufficiently authorized by your clients.

23. Units of the MFS Fixed Fund may be offered for sale by you only to retirement plans which have been determined by the IRS to be qualified for tax exemption under sections 401 and 501 of the Code, to governmental plans within the meaning of section 414(d) of the Code or to financial institutions which are acting as trustee, custodian or agent for any such plan, excluding, however, certain retirement plans which cover individuals some or all of whom are self-employed, as further described in the Description (such eligible investors are collectively referred to as "Qualified Investors"). With respect to Units offered for sale by you to Qualified Investors, we will pay to you a periodic distribution fee as described in the Description. No dealer discount or commission is applicable to sales of the Units. All offers and sales of the Units shall be subject to the terms of the Description. You agree that we have made no representation to you with respect to the Units or the MFS Fixed Fund in addition to, or conflicting with, the description set forth in the Description. We may terminate your ability to purchase and sell the Units at any time if we believe or have reason to believe that you have failed or may fail to comply with any of the conditions set forth herein or, in any event, upon 10 days' prior written notice. Such termination will not affect your responsibilities under paragraph 31 with respect to any transactions affecting the Units.

24. We and you agree that all disputes between us of whatever subject matter, whether existing on the date hereof or arising hereafter, shall be submitted to arbitration in accordance with the Code of Arbitration Procedure of the NASD, or similar rules or code, in effect at the time of the submission of any such dispute.

25. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed, telegraphed or sent by facsimile machine to you at the address specified by you below. This agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts.

26. This Agreement shall become effective upon receipt by us of your acceptance hereof and supersedes any prior agreement between us with respect to the sale of Shares of any of the Funds or the Units or any other subject covered by this agreement

27. You appoint MFSC, the transfer agent for each Fund, as your agent to execute the purchase transactions of Shares of such Fund in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each purchase to your customers on your behalf, except as modified in writing by the transfer agent, and you represent and guarantee to us, the Fund and the MFS Fixed Fund the legal capacity of your customers purchasing such Shares or Units (including the satisfaction of the eligibility requirements in the Description) and any other person in whose name the Shares or Units are to be registered.

28. We, our affiliates and the Funds (collectively, the "MFS Parties") are the owners of various registered trademarks, service marks and Fund names (collectively, the "MFS Logos"). Should you desire, from time to time, to include certain MFS Logos in advertisements, sales literature and other promotional material (collectively, "Sales Literature") or use an MFS Logo as a hyperlink from any Internet Web site owned or controlled by you (including Web sites of associated persons under your supervisory control) (the "Dealer Web Sites") to MFS' Internet web site at www.mfs.com (the "MFS Web Site"), we hereby grant to you a non-exclusive, non-transferable, royalty-free license to use the MFS Logos in Sales Literature and as a hyperlink from the Dealer Web Sites to the MFS Web Site, and you accept said license, subject to the following terms and conditions:

A. You acknowledge that the MFS Parties own all right, title and interest in the MFS Logos and agree that (i) you will do nothing inconsistent with the ownership of the MFS Logos by the MFS Parties and (ii) you will not, now or hereinafter, contest, or aid anyone in contesting, any registration or application for registration of the MFS Logos by the MFS Parties.

B. You agree to use the MFS Logos only in the form and manner preapproved by us in Sales literature, and you agree to use as hyperlinks only those MFS Logos as we may specify from time to time. Should you use the MFS Logos as a hyperlink from the Dealer Web Sites to the MFS Web Site, you shall not use the MFS Logos in any manner that would imply that the MFS Parties endorse or recommend any products or services which you may make available to the public.

C. You agree to place all necessary and proper notices and legends on the Sales literature in order to protect the interests of the MFS Parties herein pertaining to the MFS Logos including, but not limited to, symbols indicating trademarks, service marks and registered trademarks or service marks, as requested by us upon receipt of notice of same from us.

D. You agree that the use of the MFS Logos and the nature and quality of all descriptions of the MFS Parties contained in the Sales Literature shall conform to standards set by, and be under the control of, us. You further agree to cooperate with us to facilitate our control over the use of me MFS Logos by you and of the quality of the descriptions of the MFS Parties contained in the Sales Literature, and to permit reasonable inspection of the Sales Literature by us. You will supply us with samples of the Sales Literature upon request.

E. You agree to notify us of any unauthorized use of the MFS Logos by others promptly after it comes to your attention. We shall have the sole right and discretion to commence at our expense actions or other proceedings for infringement, unfair competition or the like involving the MFS Logos, and you shall cooperate in any such proceedings if so requested by us.

F. The license granted herein shall terminate automatically upon the termination of this Agreement. Upon such termination, you agree to cease immediately all use of the MFS Logos in Sales Literature and shall destroy, at your expense, any and all Sales Literature in your possession bearing the MFS Logos, and you agree that all rights in the MFS Logos and in the goodwill connected therewith shall remain the property of us.

29. We and you agree to take all steps necessary to comply with applicable regulations protecting the privacy of consumer and customer financial information. To the extent the MFS Parties provide you with any nonpublic personal information to perform services or functions on our behalf, you agree not to disclose or use any such information for any purpose other than to carry out the purposes for which the MFS Parties disclosed the information or as permitted by law in the ordinary course of business to carry out those purposes. To the extent you provide the MFS Parties with any nonpublic personal information to perform services or functions on your behalf, the MFS Parties agree not to disclose or use any such information for any purpose other than to carry out the purposes for which you disclosed the information or as permitted by law in the ordinary course of business to carry out those purposes. The MFS Parties and you agree to adopt policies and procedures that address administrative, technical, and physical safeguards for the protection of customer records and information.

30. The MFS Parties and you, being located in the United States, may have obligations under the laws and regulations of the United States to verify the source of funds and identity of investors. You shall assist the MFS Parties in monitoring unusual transactions. If required by applicable law or regulation, you shall provide the MFS Parties with documentation evidencing the identity of a beneficial owner or owners of Shares upon the specific request of an MFS Party when such MFS Party is obligated by a law, court order, or by an administrative or regulatory entity to disclose the identity of the beneficial owner(s).

31. You agree that you shall indemnify and hold harmless us, MFSC, the Funds, the MFS Fixed Fund and our and their affiliates, SEI (individually and as trustee of the MFS Fixed Fund), Dwight Asset Management Company ("Dwight") (individually and as investment adviser to the MFS Fixed fund), and our and their affiliates, officers, trustees, directors, employees, shareholders and agents (collectively, the "Indemnitees") from and against any claims, losses, costs or liabilities, including attorneys' fees, that may be assessed against, or suffered or incurred by any of them, howsoever they arise, and as they are incurred, which relate in any way to: (1) any use of supplemental hypothetical information provided on computer diskettes other than in one-on-one presentations or any misuse of or alteration to any supplemental information; provided, however, that the addition of the name of a customer or other identifying or variable information expressly authorized by us within such supplemental information which calls for the addition of such information is expressly permitted; (2) any transactions or other activity processed through NSCC programs, including: the automated mutual fund order entry, settlement and registration verification system known as Fund/Serv; if an agreement has been signed by you and us so to permit, the program known as Networking; and the redemption of shares pursuant to paragraph 19; (3) any exchange requests initiated by you via facsimile; (4) any IRA Agreement accepted, any contribution accepted or order placed by you pursuant to paragraph 17 hereof, including, but not limited to, any claims, losses or liabilities relating to the loss of favorable tax status of an IRA Plan or contribution, any IRA revocation by an individual in connection with an IRA Plan, and any failed trades for IRA Plans hereunder, or any contribution accepted in violation of the terms of paragraph 17 hereof (the indemnification provided under this subparagraph (4) will extend to the Trustee as well as the parties listed above); (5) any account established by your firm, or for which your firm is broker-dealer of record, with a "transfer on death," "payable on death" or other similar registration; (6) improper compliance with federal, state or local reporting requirements or backup or nonresident alien withholding requirements, including losses resulting from omitted, incorrect or uncertified TINS or the failure to provide an accurate tax residence status; (7) any account changes made pursuant to paragraph 18 thereof; (8) the Fee-Based Program, including without limitation any brochures, written materials or advertising in any form that refers to the Funds or the Fee-Based Program, and any Indemnitee's acceptance, reliance upon or carrying out of instructions received from you or your affiliates in connection with the Fee-Based Program; (9) use of the MFS Logos (provided, however that the indemnification under this subparagraph (9) will not extend to patent, trademark or copyright infringement claims); (10) any unauthorized disclosure of a consumer or customer's nonpublic personal information (as defined and regulated by SEC Regulation S-P or similar regulations adopted by other federal or state regulatory authorities); and (11) any breach of your representations or warranties, or failure to comply with your obligations, set forth in this Agreement, in any event whether such action, failure, error, omission, misconduct, or breach is committed by you or by your employee, agent or clearing broker, whether or not acting within the scope of his employment, agency or authority (the indemnification provided under this subparagraph
(11) will extend to the Trustee as well as the parties listed above).

You agree to notify us within a reasonable time of any claim against you or any person who controls you within the meaning of Section 15 of the Securities Act of 1933 with respect to securities offered hereunder.

Nothing in this paragraph 31 shall be deemed to preclude the Indemnitees and the Trustee (with respect to subparagraph (4) or (11) above) from seeking monetary damages and/or injunctive relief in connection with such claims, losses and liabilities. This paragraph 31 will survive termination of this Agreement or any provision hereof.

                                    MFS FUND DISTRIBUTORS, INC.

Dated:                              /s/ James a. Jessee
                                    ---------------------------
                                    JAMES A. JESSEE, President

The undersigned hereby accepts the offer set forth in the above letter

     Firm                                 Address
                -------------------------         ------------------------
     By
                -------------------------         ------------------------
                Authorized Representative

     Print Name
                -------------------------                             3720

                                                            EXHIBIT NO. 99.5(c)

                       MFS INSTITUTIONAL ADVISORS, INC.
               500 BOYLSTON STREET. BOSTON . MASSACHUSETTS 02116
                                617 . 954-6378

                             MUTUAL FUND AGREEMENT
                        (for use by Trust Institutions)

1. MFS Institutional Advisors, Inc., through its affiliate MFS Fund Distributors, Inc. or its successors or assigns, offers to make available to your clients (including without limitation your trust and client accounts) (collectively, "Clients") shares of each of the funds from time to time in the MFS Family of Funds (collectively, the "Funds"), for which MFS Fund Distributors, Inc. is the distributor and from which MES Fund Distributors, Inc. has the exclusive right to distribute shares (the "Shares"). Shares are offered pursuant to the then-current prospectus, including any supplements or amendments thereto, of each of the Funds (the "Prospectus"). To the extent that a Prospectus contains provisions that are inconsistent with the terms of this Agreement the terms of the Prospectus shall be controlling. In addition, MFS Fund Distributors, Inc. is the distributor of the units of participation (the "Units") of the MFS Fixed Fund, a bank collective investment fund (the "MFS Fixed Fund"). The Units are offered pursuant to the then-current Description of the MFS Fixed Fund, including any supplements or amendments thereto (the "Description"). All offers for sale of the Units shall be subject to the terms of, and effected in accordance with, the terms of the Description. To the extent that the Description contains provisions that are inconsistent with the terms of this Agreement the terms of the Description shall be controlling. MFS Fund Distributors, Inc. offers to make the Units available to your Clients. In all transactions covered by this Agreement you shall act only as agent for your Clients and in no transaction shall you have authority to act as agent for any Fund, the MFS Fixed Fund, MFS Fund Distributors, Inc., or any representative agent thereof, except as specified hereunder.

2. Orders to purchase Shares received from you will be accepted by us only at the offering price applicable to each order, as established by the Prospectus. Orders to purchase Units received from you will be received by us and accepted by SEI Trust Company ("SEI"), as trustee of the MFS Fixed Fund, only at the Unit Value applicable to each order, and upon the terms established by the Description. Upon receipt from you of any order to purchase Shares we will send a written confirmation of such trade (indicating that the trade was on a fully disclosed basis and accompanied by an appropriate Prospectus in the case of any initial purchase of Shares) to your Client. All orders are subject to acceptance or rejection at our Boston office in our sole discretion, and, in the case of the Units, by SEI in its sole discretion, and all orders for Shares which are accepted by us will be deemed to have been consummated in our Boston office. We will not accept from you any conditional orders for Shares or Units. It is agreed and understood that, whether Shares or Units are registered in the purchaser's name, in your name or in the name of your nominee (in the case of Shares), the Client will have full beneficial ownership of the Shares or Units, as applicable.

3. On the purchase by you through us to cover a single transaction Involving Shares of the Funds, the applicable offering price and agency commission therefrom which you will receive will be determined in accordance with the terms of the Prospectus of the applicable Fund. In addition, certain of the Funds have adopted Distribution Plans pursuant to which we, on behalf of each such Fund, will pay a service fee to financial institutions in accordance with the provisions of such Funds' Distribution Plans. (The service fee is paid to you as additional consideration for all personal services and/or account maintenance services provided by you to shareholders of the applicable Fund.) The provisions and terms of these Funds' Distribution Plans are described in their respective Prospectuses, and you hereby agree that we have made no representations to you with respect to the Distribution Plans of such Funds in addition to, or conflicting with, the description set forth in their respective Prospectuses. No dealer discount or commission is applicable to Shares representing reinvested dividends and distributions. No interest will accrue on amounts represented by uncashed agency commission or service fee checks.

You acknowledge and agree that you shall not be entitled to receive any such service fees unless: (i) you are the holder or intermediary of record for accounts in the applicable Fund, or all Funds together, having an aggregate net asset value of at least the minimum amount established by us from time to time in accordance with the terms of the Funds' Distribution Plans or (ii) you satisfy each of the following conditions, as determined from time to time by us in our sole discretion: (a) you include all Funds on your product list and, as requested by us from time to time, one or more of the Funds on your "approved', "preferred" or other similar product lists; provided, however, that the MFS Fixed Fund shall be included only on such product lists as are specifically directed to eligible qualified retirement plans described in the Description;
(b) you grant reasonable requests from time to time for visits to your offices (including branch offices) by our sales and marketing representatives; (c) you provide satisfactory product, marketing and sales support, as requested by us from time to time; and (d) you assign one of your representatives to be responsible for each Fund shareholder account on your records and reassign the Fund account should that representative leave your firm; provided; however, that you will not be paid any service fee in any event if the redemption levels of Fund shareholder accounts for which you are the holder or Intermediary of record are above normal as compared to other intermediaries, as determined by us from time to time in our sole discretion. In addition, you acknowledge and agree that (y) you shall not be paid any service fee with respect to a specific time period unless and until we are in receipt of the service fee from the Fund for such period and (z) our liability to you for the payment of any such service fee is limited solely to the amount of the applicable Fund's service fee received by us.

4. By accepting this Agreement, you agree:

(a) That you will order Shares of the Funds or Units for your Clients only through us.

(b) That you will order Shares of the Funds or Units for your Clients through us only for your trust or client accounts or to cover purchase orders already received from other Clients.

(c) That you will not withhold placing orders received from your Clients so as to profit yourself as a result of such withholding, and you will place orders for purchases and redemptions promptly upon receipt from your Clients.

(d) That you shall comply with all such multiple class pricing guidelines as we may from time to time furnish to you.

5. Payment for Shares or Units ordered by you shall be in New York or Boston clearing house funds and must be received by us by the later of (i) the end of the third business day following your receipt of the Client's order to purchase such Shares or Units or (ii) the end of one business day following receipt of the Client's payment for such Shares or Units, but in no event later than the end of the sixth business day following your receipt of the Client's order. If such payment is not received by us, we reserve the right, without notice, forthwith to cancel the sale or, in the case of Shares, at our option, to sell the Shares ordered back to the issuer, in which case we may hold you responsible for any loss, including loss of profit, suffered by us resulting from your failure to make payment as aforesaid.

6. You agree to provide all necessary information to comply properly with all federal, state and local reporting requirements and backup and nonresident alien withholding requirements for your Client accounts including without limitation, those requirements that apply by treating Shares issued by the Funds as readily tradable instruments. You represent and agree that all Taxpayer Identification Numbers ("TINS") provided are certified, and that no account which requires a certified TIN will be established without such certified TIN. You agree to perform all federal, state and local tax reporting with respect to sales of Shares through the National Securities Clearing Corporation ("NSCC") Fund/Serv program, including without limitation redemptions and exchanges.

7. Shares sold through you hereunder shall be available to you for delivery against payment at the office of our agent, MFS Service Center, Inc. ("MFSC"), 2 Avenue de Lafayette, Boston, Massachusetts 02111, unless other arrangements are made with us for delivery and payment.

8. If any Shares confirmed to you and your Client under the terms of this Agreement are repurchased by the issuing Fund, or are tendered to a Fund for redemption or repurchase, within seven (7) business days after the date of your original purchase, you shall forthwith refund to us the full agency commission paid or allowed to you on such Shares. We will notify you of any such repurchase or redemption within ten days from the date on which a stock power or letter of instruction, if no certificate has been issued, or the certificate is delivered to us or to the issuer, and you shall forthwith refund to us the full agency commission received by or allowed to you.

9. No person is authorized in make any representations concerning Shares of any Fund except those contained in the Prospectus of such Fund and in printed information and information stored on computer diskettes or CD-ROMs (including, for example, illustrations of hypothetical investments in the Funds) as issued by us for use as information supplemental to the Prospectus. Supplemental information relating to hypothetical investments may be used only in one-on-one presentations. In purchasing Shares from us, you shall rely solely on the representations contained in the Prospectus and in the above-mentioned supplemental Information. You agree to deliver to each of your Clients the then-current applicable Prospectus at or before the purchase of the Shares. We will furnish additional copies of each Fund's Prospectus and sales literature and other information issued by it, in reasonable quantities upon request, provided, however, that we reserve the right to charge a nominal fee, disclosed in advance, for computer diskettes or CD-ROMs. If you are exempt from registration under the Securities Exchange Act of 1934 (the "Securities Exchange Act") and you wish to use your own advertising with respect to the Funds, all such advertising must be submitted to us for review and approval prior to use; we shall file Fund advertising material with NASD Regulation, Inc. (the "NASDR") and the Securities and Exchange Commission (the "SEC") as required; you will, however, be responsible for any required filing of such material with other regulatory authorities. Qualification of Shares in the various states, including the filing of any state notices respecting such Shares, and any printed information or information stored on computer diskettes or CD-ROMS which we furnish you other than the Prospectuses and periodic reports are our sole responsibility and not the responsibility of the respective Funds, and you agree that the Funds shall have no liability or responsibility to you in these respects. No person is authorized to make any representations concerning the Units except those contained in the Description and in such printed information as issued by us for use as information supplemental to the Description. In offering Units for sale, you shall rely solely on the representations contained in the Description and in the above-mentioned supplemental information. We will furnish additional copies of the Description and sales literature, in reasonable quantities upon request.

10. We reserve the right, in our discretion, without notice, to suspend sales or withdraw the offering of Shares or Units entirely. Except as provided in paragraph 11, each party hereto has the right to cancel this Agreement upon ten day's notice to the other party. We reserve the right to amend this Agreement, or to assign this Agreement to an affiliate, at any time and you agree that an order to purchase Shares of any one of the Funds or of the Units placed by you after notice of any such amendment or assignment has been sent to you shall constitute your agreement to any such amendment or assignment. This Agreement shall supersede any prior Agreement between us regarding the Shares, the Units or any other subject covered by this Agreement.

11. Your acceptance of this Agreement constitutes a representation (i) that you are exempt from registration as a securities broker/dealer with the SEC under
Section 3(a)(4)(B) of the Securities Exchange Act; or that you are a securities broker/dealer registered with the SEC and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and you agree to comply with the Conduct Rules of the NASD; (ii) that you will maintain adequate records with respect to your Clients; (iii) that such transactions are without recourse against you by your Clients; and (iv) that you have been duly authorized to enter into this Agreement and perform your obligations hereunder. You likewise agree that you will not make available Shares of any Fund or the Units in any state or other jurisdiction in which we inform you such Shares or Units may not lawfully be offered for sale. You also represent that you have complied, and will continue to comply, with any other state or federal registration requirements (and any other applicable banking, securities, tax and other laws) related to the offer and sale of the Shares of any of the Funds or the offer for sale of the Units. You agree (notwithstanding the provisions of paragraph 10 hereof) that this Agreement shall automatically terminate without notice upon your: (a) filing of a petition in bankruptcy or a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, reorganization, insolvency or similar statute, law or regulation; or (b) seeking the appointment of any trustee, conservator, receiver, custodian or liquidator for you or for all or substantially all of your properties. Likewise, you agree (notwithstanding the provisions of paragraph 10 hereof that (w) if a proceeding is commenced against you seeking relief or an appointment of a type described in the immediately preceding two sentences; or (x) if a trustee, conservator, receiver, custodian or liquidator is appointed for you or for all or substantially all of your properties; or (y) if an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 shall have been filed against you; or (z) if you are a registered broker-dealer and (i) the SEC shall revoke or suspend your registration as a broker-dealer's (ii) any national securities exchange or national securities association shall revoke or suspend your membership, or (iii) under any applicable net capital rule of the SEC or of any national securities exchange, your aggregate indebtedness shall exceed 1.000% of your net capital, this Agreement shall automatically terminate. You further agree that you will immediately advise us of any such proceeding, appointment, application, revocation, suspension or indebtedness level.

12. You may send exchange requests to MFSC via facsimile, subject to the following requirements: (a) All exchange transactions must be received, and confirmed by a telephone call from you to MFSC, by the close of regular trading on the New York Stock Exchange (the "Exchange") (generally, 4:00 p.m. Eastern
Time) in order to receive the day's closing price. Transactions received after the close of regular trading on the Exchange will be processed the following business day. If the impact of processing exchange transactions received from all sources is deemed to be injurious to one of the Funds or the MFS Fixed Fund we in our sole discretion may elect to delay the purchase side of the transaction for up to seven days. In such a circumstance, the exchange redemption would be made at the price or Unit Value in effect on the first day and the exchange purchase would use the price or Unit Value of a date not more than seven days later. This arrangement will be governed by and superseded by changes in the Prospectuses or the Description without terminating this arrangement. All exchange transactions involving the MFS Fixed Fund are subject to the terms of the Description. (b) All exchange transactions must be sent by facsimile machine to MFSC at (617) 880-6975 and confirmed by telephone at
(617) 880-4629. No other medium of delivery will be acceptable, except as provided by the Prospectuses or the Description. (c) You hereby warrant that each exchange transaction which you initiate will have been authorized by the shareholder or Unitholder prior to initiation, and that each such shareholder has received, read and understood the Prospectus for each Fund to be purchased.
(d) We may terminate your participation in the transactions contemplated by this paragraph at any time if you fail to comply with any of the conditions set forth herein, or, in any event, with 10 days' written notice. Such termination will not affect your responsibilities under paragraph 29 with respect to such transactions.

13. We agree to accept orders, including wire orders, placed by you for the purchase of Shares for MFS Individual Retirement Account Plans ("IRA Plan"), including but not limited to Traditional and Roth IRA Plans, and to accept requests for distributions from IRA Plans and withholding elections relating to such distributions transmitted by you, subject to the following:

A. We will provide you with MFS IRA Adoption Agreements and/or Applications ("IRA Agreements") solely for the purpose of allowing you to accept initial and subsequent contributions (other than trustee to trustee transfers) from any individual who has created an IRA Plan by execution of such IRA Agreement, invested in shares of a Fund and designated by the individual, provided that the IRA Plan Investment is permitted under the terms of the Fund Prospectus.

B. You hereby represent and warrant to us, MFSC, MFS Heritage Trust Company ("the Trustee") and each Fund that you are fully informed and knowledgeable as to the requirements imposed under the Internal Revenue Code of 1986, as amended (the "Code") and the rules, regulations, rulings and procedures adopted pursuant thereto, on and in respect to individual retirement accounts ("IRAs"), as defined under the Code, and on and in respect to income tax withholding notices and elections relating to distributions therefrom. You further represent and warrant that for all IRA Plan orders placed hereunder, you will require: (a) receipt of a properly completed and signed IRA Agreement before placing such order; (b) that the participant has received the appropriate MFS IRA Trust and Disclosure Statement before placing such order; and (c) that the contribution from the participant is properly designated as to the year of contribution. In addition, you represent and warrant to us, MFSC, the Trustee and each Fund that you will provide to IRA Plan participants a complete and proper notice of a participant's right to elect not to have amounts withheld for tax purposes (a "withholding notice") and will require such an election to be made in accordance with all applicable laws, regulations, rulings, procedures and forms. Your placement of an order or transmission of distribution and withholding requests under this paragraph 13 shall serve as a warranty that such order or request complies with all such laws, rules, regulations, rulings, procedures and forms.

C. You shall promptly upon the receipt of any IRA Plan contribution from a participant, and only if in possession of an IRA Agreement signed by the participant, place an order with us through MFSC for Shares of a Fund in accordance with the instructions of the participant. If the order placed by you represents a new account, you shall furnish us with an executed IRA Agreement promptly after the order is placed.

D. We hereby appoint you as our agent solely for the limited purposes of accepting a properly completed and signed IRA Agreement, accepting initial and subsequent contributions to an IRA Plan, placing orders for the purchase of Shares for IRA Plans, providing an IRA Plan participant with a withholding notice, and accepting an IRA Plan participants withholding election, all in accordance with subparagraphs 13(a), (b), and (c) above.

E. You understand that we, MFSC, the Trustee and the Funds shall not be responsible for monitoring orders, distribution requests, withholding notices or withholding elections placed or communicated by you with regard to compliance with Internal Revenue Service (the "IRS") and other rules and regulations, including, but not limited to, those related to over contributions, eligibility, income restrictions, timeliness of contribution or distribution, early withdrawal tax, or any other matters related to the status of any IRA Plan, nor for your compliance with procedures established by us or our agents with respect to such IRA orders, requests, notices or elections.

F. We, for ourself and our agents, and the Trustee reserve the right, at each of our sole option, and without liability or obligation so to act, to cancel or re-register any trade or not to settle any trade which does not comply with the terms of this paragraph 13 or the procedures established by us or our agents and further to withhold taxes in accordance with applicable law on any distribution if the distribution withholding notice or withholding election does not comply with the terms of this paragraph 13 or the procedures established by us or our agents. We will use reasonable efforts to notify you of such actions.

G. The remittance of the annual service fee cannot be combined with or made via a wire order purchase. Wire redemption requests will not be accepted. Any purchase hereunder must be made in accordance with the terms of the pertinent Prospectus.

H. We may terminate your participation in the transactions contemplated by this paragraph at any time if you fail to comply with any of the conditions set forth herein, or, in any event, with 10 days' written notice. Such termination will not affect your responsibilities under paragraph 29 with respect to such transactions.

14. You may enter via a remote terminal, and we will accept, the following clerical changes and corrections relating to any account of your Clients: dividend and/or capital gain distribution election as to cash or reinvestment; TINS; account executive's number and/or name; branch office city, state and related branch number; and shareholder address changes, subject to the following: (a) You hereby represent and warrant to us, MFSC and the Fund(s) that each change made pursuant to this paragraph has been authorized by your Client prior to its initiation and that you have internal procedures in place to assure that the changes described herein are authorized only by appropriate persons. (b) This arrangement will be governed by and subject to rule and procedures established by us and MFSC for effecting such changes. (c) We or MFSC may terminate your participation in the transactions contemplated by this paragraph at any time if either of us believes or has reason to believe that you have failed or may fail to comply with any of the conditions set forth herein or, in any event, with 10 days' prior written notice. Such termination will not affect your responsibilities under paragraph 29 with respect to such transactions.

15. You may settle redemptions of shares of the Funds held in individual accounts of your Clients or in accounts registered in your name, via NSCC Fund/Serv and without a guaranteed endorsement on the certificates representing such shares, or, if no certificates for such shares have been issued, without a guaranteed endorsement, and we agree to allow such redemptions subject to the following: (a) The wire order redemption request is placed through NSCC Fund/Serv, (b) In the case of certificated shares, the appropriate certificate(s) are received as settlement and the reverse of such certificate(s) is not completed or signed in a manner deemed inconsistent by MFSC in its sole judgment. (c) You hereby warrant to us, MFSC and the Fund(s) that each redemption has been authorized by your Client prior to initiation (or that you have full discretion over the account) and that you have internal procedures in place to assure that the instructions described herein are authorized only by appropriate persons. (d) This arrangement will be governed by and subject to rules and procedures established by us and MFSC for effecting such transactions. (e) We or MFSC may terminate your participation in the transactions described in this paragraph at any time if either of us believes or has reason to believe that you have failed or may fail to comply with any of the conditions set forth herein or, in any event, with 24 hours' notice. Such termination shall not affect your responsibilities under paragraph 29 with respect to such transactions.

16. Should you provide brokerage clearing services to broker-dealers or other financial intermediaries who wish to sell Shares to their clients ("Originating Firms"), you represent that you and each such Originating Firm are parties to a clearing agreement which conforms in all respects to the requirements of Rule 3230 of the NASD Conduct Rules or, as applicable, the rules of a national securities exchange. In connection with your provision of such brokerage clearing services, you acknowledge and agree that (a) you are responsible for ensuring that Shares are sold in compliance with the terms and conditions of this Agreement and each applicable Prospectus, (b) we have no responsibility for determining whether Shares are suitable for clients of your Originating Firms, and (c) your agreements with each Originating Firm will comply with the requirements of SEC Regulation S-P and will require each such

Originating Firm to adopt policies and procedures that address administrative, technical, and physical safeguards for the protection of consumer and Client records and information.

17. Should we agree to participate with you in the NSCC program known as "Networking" in one or more of its "Matrix Levels," which agreement will be evidenced by the execution by us and you of an agreement, we thereby agree to accept from you electronically through MFSC and through Networking channels and Fund/Serv without supporting documentation from shareholders in the Funds for whom you are the intermediary of record or with respect to which you perform clearing services for the Originating Firm (your "client"), the instructions, communication and actions specified in such agreement, subject to and in reliance upon the following requirements and representations.

A. Requirements. 1. You will provide all necessary, requested, updating and reconciling information to ensure the accuracy of records and to enable MFSC to create and maintain an accurate cross-reference file between client records and the Fund account records that shall remain the official records of all Fund shareholder accounts. You agree that MFSC will not be responsible for changes to the file until a reasonable time after receipt thereof. 2. You will provide in a timely fashion all necessary and relevant information regarding adverse claims, governmental and legal inquiries and correspondence to us, MFSC, the Fund or its adviser, as appropriate, in connection with its handling of and responding to such notices, inquiries, correspondence and claims, which may include its or their placing restrictions on the redemption, transfer or exchange of Shares and disclosing that you control accounts pursuant to this paragraph. 3. You will, on behalf of each Fund, report to your clients all information which is required to be reported by the Fund on Shareholder confirmations or otherwise under any applicable statute, rule or regulation or under the terms of the Prospectus, or which is provided by us, MFSC, the Fund or the Fund's adviser to you and other shareholders of the Fund and such information shall be complete, accurate and timely. 4. You will ensure that cash distributions are accurately paid to your client at the time specified by the Fund, and, as among the Funds, MFSC, you and us you shall be solely responsible for any liabilities arising from payments reported by clients as lost, stolen or forged.

B. Representations and Warranties. You represent and warrant to, and agree with us, MFSC and the Funds that: you have and will continue to have the necessary facilities, equipment and personnel to allow you to perform, and that you will so perform all duties, functions, procedures or responsibilities described herein and in the Networking agreement between you and us, each as from time to time in effect, in a businesslike and competent manner, in conformance with all applicable laws, rules and regulations (including without limitation, all rules and requirements of the IRS and the Code, with respect to tax reporting; with Rule 10b-10 under the Securities Exchange Act, with respect to confirmation statements; and with all rules applicable to registered transfer agents, with respect to duties generally hereunder), with the Prospectuses and with all applicable rules and procedures of the NSCC and NASD Regulation, Inc.; you or the originating firm has the prior sufficient consent of each client whose account is to be placed in or transferred to a Networking account, having first informed each such client in writing of all material facts relating to such arrangement; all your instructions, communications and actions regarding Networked accounts, including all transfers, will be rightful, will have been duly and sufficiently authorized by your client, will be accurate and complete and will be in the appropriate NSCC/DST Systems, Inc. formal; if you are providing clearing services, you have obtained the prior written consent of each originating firm to your entering into, and to all the terms of, this paragraph and the Networking agreement and that all actions taken hereunder will have been approved in advance by the applicable originating firm: the taking of any action as to which MFSC normally requires a signature guarantee shall be deemed to constitute your guarantee in proper order of your client's signature; you will obtain and maintain, and upon request provide to MFSC. for each Networking account all forms, applications, waivers, exemptions, certifications or other documents or information required by applicable laws, rules or regulations including, without limitation, state and federal securities and tax laws, rules and regulations; you do not act as our agent under this paragraph; and you have and will maintain adequate insurance coverage as is appropriate for your duties and obligations hereunder, and will, upon request, provide us or MFSC with a certificate of insurance evidencing your compliance.

Nothing herein shall prohibit us, any Fund, the advisers of the Funds or MFSC from mailing or otherwise distributing to Shareholders any material concerning the Funds or other funds or services now or hereafter offered by any of us. We may terminate your participation in the transactions contemplated by this paragraph and the Networking agreement at any time if you fail to comply with any of the conditions set forth herein or, with respect to accounts of an originating firm, the termination of our Dealer or Mutual Fund Agreement with such firm, or in any event, or with respect to any accounts, with 30 days' prior written notice. Such termination will not affect your responsibilities under paragraph 29 with respect to such transactions.

18. You may purchase shares of the Funds for sale to your clients in a fee-based program made available by you to your clients (the "Fee-Based Program"), and afford your fee-based clients the opportunity to purchase such shares at net asset value. subject to the following terms and conditions:

A. You must first notify us of your desire to include the Funds in the Fee-Based Program and to institute the necessary operational procedures and requirements as established by us from time to time.

B. You may in connection with the Fee-Based Program, sell shares of any Funds made available by us, from time to time, at net asset value to your bonafide clients participating in the Fee-Based Program. You will receive no discount, commission or other concession with respect to any such sale, but will be entitled to receive any service fees otherwise payable with respect thereto to the extent provided from time to time in the applicable Funds' Prospectuses and in this Agreement.

C. For any Fee-Based Program Client eligible to purchase Fund shares at net asset value, you shall charge an annual fee to such Client of not more than 2.50% of such Client's average net assets included in the Fee-Based Program, nor less than 0.50% of such assets. You shall send to us upon request from time to time the then-current standard fee schedule for the Fee-Based Program. Brochures, written materials or advertising relating to the Fee-Based Program may refer to the Funds as available at net asset value if the fees and expenses of the Fee-Based Program are given at least equal prominence.

D. You may maintain with the Funds' shareholder servicing agent either (i) one or more omnibus accounts solely for the clients of your Fee-Based Program or
(ii) separate accounts for each client of your Fee-Based Program. If one or more omnibus accounts are maintained, you shall, among other things, be responsible for forwarding proxies, annual and semi-annual reports and other materials to each beneficial owner in a timely manner.

E. We are not endorsing, recommending or otherwise involved in sponsoring or providing any investment product of yours, including but not limited to the Fee-Based Program. We are merely affording you the opportunity to use shares of the Funds as an investment medium for the Fee-Based Program. You acknowledge and agree that you are solely responsible for the Fee-Based Program, and you hereby authorize and instruct us, the Funds and our respective affiliates to accept, rely upon and carry out instructions received from you or your affiliates with respect to any purchase, redemption (including any redemption to pay fees), exchange, account maintenance, request for information, or other matter concerning any accounts maintained by you in connection with the Fee-Based Program. You represent and warrant that all such instructions will be rightful and will have been duly and sufficiently authorized by your clients.

19. Units of the MFS Fixed Fund may be offered for sale by you only to retirement plans which have been determined by the IRS to be qualified for tax exemption under sections 401 and 501 of the Code, to governmental plans within the meaning of section 414(d) of the Code or to financial institutions which are acting as trustee, custodian or agent for any such plan; excluding, however, certain retirement plans which cover individuals some or all of whom are self-employed, as further described in the Description (such eligible investors are collectively referred to as "Qualified Investors"). With respect to Units offered for sale by you to Qualified Investors, we will pay to you a periodic distribution fee as described in the Description. No dealer discount or commission is applicable to sales of the Units. All offers for sale of the Units shall be subject to the terms of the Description. You agree that we have made no representation to you with respect to the Units or the MFS Fixed Fund in addition to, or conflicting with, the Description. We may terminate your ability to offer the Units at any time if we believe or have reason to believe that you have failed or may fail to comply with any of the conditions set forth herein or, in any event, upon 10 days' prior written notice. Such termination will not affect your responsibilities under paragraph 29 with respect to any transactions affecting the Units.

20. We and you agree that all disputes between us of whatever subject matter, whether existing on the date hereof or arising hereafter, shall be submitted to NASD Dispute Resolution, Inc. for arbitration in accordance with the Code of Arbitration Procedure of the NASD, or another forum jointly selected by us in accordance with the rules of procedures of a mutually agreeable commercial arbitration association, in effect at the time of the submission of any such dispute.

21. You shall make available for your Clients such administrative services as are necessary or appropriate for providing information and services to your Clients. Such services and assistance may include, without limitation, establishment and maintenance of accounts and records, processing purchase and redemption transactions, answering routine inquiries, and such other services as may be agreed upon from time to time and as may be permitted by applicable statute, rule or regulation. You shall promptly answer all written complaints received by you relating to Fund accounts or forward such complaints to us.

22. The Clients in question are your Clients and we will not engage in any activity which would interfere with such relationship. The names of your Clients shall remain your sole property and shall not be used by us and our affiliates for any purpose except for servicing and informational mailings in the normal course of business. This confidentiality of Client information shall survive the termination of this Agreement.

23. All communications to us shall be sent to MFS Institutional Advisors, Inc., attention Institutional Sales Group, 500 Boylston Street, Boston MA 02116. Any notice to you shall be duly given if mailed, telegraphed or sent by facsimile machine to you at the address specified by you below. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts.

24. You appoint MFSC, the transfer agent for each Fund, as your agent to execute the purchase transactions of Shares of such Fund in accordance with the terms and provisions of any account, program, plan or service established or used by your Clients and to confirm each purchase to your Clients on your behalf, except as modified in writing by the transfer agent, and you represent and guarantee to us, the Fund and the MFS Fixed Fund the legal capacity of your Clients purchasing such Shares or Units (including the satisfaction of the eligibility requirements in the Description) and any other person in whose name the Shares or Units are to be registered.

25. We, our affiliates and the Funds (collectively, the "MFS Parties") are the owners of various registered trademarks, service marks and Fund names (collectively, the "MFS Logos"). Should you desire, from time to time, to include certain MFS Logos in advertisements, sales literature and other promotional material (collectively, "Sales Literature") or use an MFS Logo as a hyperlink from any internet Web site owned or controlled by you (including Web sites of associated persons under your supervisory control) (the "Dealer Web Sites") to MFS' Internet web site at www.mfs.com (the "MFS Web Site"), we hereby grant to you a non-exclusive, non-transferable, royalty-free license to use the MFS Logos in Sales Literature and as a hyperlink from the Dealer Web Sites to the MFS Web Site, and you accept said license, subject to the following terms and conditions:

A. You acknowledge that the MFS Parties own all right, title and interest in the MFS Logos and agree that (i) you will do nothing inconsistent with the ownership of the MFS Logos by the MFS Parties and (ii) you will not, now or hereinafter, contest, or aid anyone in contesting, any registration or application for registration of the MFS Logos by the MFS Parties.

B. You agree to use the MFS Logos only in the form and manner preapproved by us in Sales Literature, and you agree to use as hyperlinks only those MFS Logos as we may specify from time to time. Should you use the MFS Logos as a hyperlink from the Dealer Web Sites to the MFS Web Site, you shall not use the MFS Logos in any manner that would imply that the MFS Parties endorse or recommend any products or services which you may make available to the public.

C. You agree to place all necessary and proper notices and legends on the Sales Literature in order to protect the interests of the MFS Parties herein pertaining to the MFS Logos including, but not limited to, symbols indicating trademarks, service marks and registered trademarks or service marks, as requested by us upon receipt of notice of same from us.

D. You agree that the use of the MFS Logos and the nature and quality of all descriptions of the MFS Parties contained in the Sales Literature shall conform to standards set by, and be under the control of, us. You further agree to cooperate with us to facilitate our control over the use of the MFS Logos by you and of the quality of the descriptions of the MFS Parties contained in the Sales Literature, and to permit reasonable inspection of the Sales Literature by us. You will supply us with samples of the Sales Literature upon request.

E. You agree to notify us of any unauthorized use of the MFS Logos by others promptly after it comes to your attention. We shall have the sole right and discretion to commence at our expense actions or other proceedings for infringement, unfair competition or the like involving the MFS Logos, and you shall cooperate in any such proceedings if so requested by us.

F. The license granted herein shall terminate automatically upon the termination of this Agreement. Upon such termination, you agree to cease immediately all use of the MFS Logos in Sales Literature and shall destroy, at your expense, any and all Sales Literature in your possession bearing the MFS Logos, and you agree that all rights in the MFS Logos and in the goodwill connected therewith shall remain the property of us.

26. We and you agree to take all steps necessary to comply with applicable regulations protecting the privacy of consumer and Client financial information. To the extent the MFS Parties provide you with any nonpublic personal information to perform services or functions on our behalf, you agree not to disclose or use any such information for any purpose other than to carry out the purposes for which the MFS Parties disclosed the information or as permitted by law in the ordinary course of business to carry out those purposes. To the extent you provide the MFS Parties with any nonpublic personal information to perform services or functions on your behalf, the MFS Parties agree not to disclose or use any such information for any purpose other than to carry out the purposes for which you disclosed the information or as permitted by law in the ordinary course of business to carry out those purposes. The MFS Parties and you agree to adopt policies and procedures that address administrative, technical, and physical safeguards for the protection of Client records and information.

27. The MFS Parties and you, being located in the United States, may have obligations under the laws and regulations of the United States to verify the source of funds and identity of investors. You shall assist the MFS Parties in monitoring unusual transactions. If required by applicable law or regulation, you shall provide the MFS Parties with documentation evidencing the identity of a beneficial owner or owners of Shares upon the specific request of an MFS Party when such MFS Party is obligated by a law, court order, or by an administrative or regulatory entity to disclose the identity of the beneficial owner(s).

28. From time to time, you will transmit to us or our designee orders to purchase or redeem Shares for omnibus accounts of your employee benefit plan and Fee-Based Program clients ("Omnibus Account Clients") after the close of regular trading (currently 4:00 p.m. Eastern Time) on the New York Stock Exchange or at such other times at which a Fund's net asset value is calculated as specified in such Fund's prospectus (the "Close of Trading"). You agree that orders for net purchases or net redemptions of Shares for each such account derived from instructions received in proper form by you from your Omnibus Account Clients prior to the Close of Trading on any given business day that the New York Stock Exchange is open for business ("Business Day") will be processed that same evening and transmitted to us or our designee by 9:00 a.m. Eastern Time on the next Business Day. You agree that payment for net purchases of Shares attributable to all orders executed for your client accounts on a given Business Day will be wired by you or your designee, to a custodial account designated by us or our designee, no later than 12:00 p.m. on the same Business Day such purchase orders are transmitted to us or our designee. Subject to your compliance with the foregoing, and with any operational procedures established by us from time-to-time and furnished to you in writing, you will be considered limited agent for the Funds and the Business Day on which instructions are received in proper form by you by the Close of Trading will be the date as of which Shares will be purchased and redeemed as a result of such instructions. We agree that you may submit orders after the Close of Trading via Fund/SERV in accordance with, and subject to, the rules of the NSCC and operational procedures established from time-to-time by MFSC.

29. You agree that you shall indemnify and hold harmless us, MFSC, the Funds, the MFS Fixed Fund and their affiliates, SEI (individually and as trustee of the MFS Fixed Fund), Dwight Asset Management Company ("Dwight") (individually and as investment adviser to the MFS Fixed Fund), and our and their affiliates, officers, trustees, directors, employees, shareholders and agents
(collectively, the "Indemnitees") against any claims, losses, costs or liabilities, including attorneys' fees, that may be assessed against, or suffered or incurred by any of them, howsoever they arise, and as they are incurred, which relate in any way to (1) any use of supplemental hypothetical information provided on computer diskettes other than in one-on-one presentations or any misuse of or alteration to any supplemental information; provided, however, that the addition of the name of a Client or other Identifying or variable information expressly authorized by us within such supplemental information which calls for the addition of such information is expressly permitted; (2) any transactions or other activity processed through NSCC programs, including the automated mutual fund order entry, settlement and registration verification system known as Fund/Serv; if an agreement has been signed by you and us so to permit, the program known as Networking; and the redemption of shares pursuant to paragraph 15; (3) any exchange requests initiated by you via facsimile; (4) Any IRA Agreement accepted, any contribution accepted or order placed by you pursuant to paragraph 13 hereof, including, but not limited to, any claims, losses or liabilities relating to the loss of favorable tax status of an IRA Plan or contribution, any IRA revocation by an individual in connection with an IRA Plan, and any failed trades for IRA Plans hereunder, or any contribution accepted in violation of the

                                                            EXHIBIT NO. 99.5(d)

                          MFS FUND DISTRIBUTORS, INC.
                              500 Boylston Street
                                Boston MA 02116

                             MFS 529 SAVINGS PLAN

                      SUPPLEMENT TO MUTUAL FUND AGREEMENT

Dear Sirs:

Reference is made to the Mutual Fund Agreement, as amended and currently in effect (the "Agreement"), between MFS Fund Distributors, Inc. ("MFD" or "us") and you ("Bank" or "you"). MFD and Bank hereby agree to supplement and amend the Agreement as follows.

1. MFS College Savings Plan. MFD has entered into a Program Management Agreement with the Oregon Qualified Tuition Savings Board to serve as Program Manager for the MFS 529 Savings Plan (the "MFS 529 Plan"). The MFS 529 Plan has been established under a declaration of trust pursuant to Sections 348.841 to
348.873 of the Oregon Revised Statutes, as amended, and operates as a qualified tuition program pursuant to Section 529 of the Internal Revenue Code of 1986, as amended (the "Code"). MFD is authorized under the Program Management Agreement to distribute trust interests (the "Interests") in the MFS 529 Plan. Class 529A, class 529B and class 529C shares of certain MFS Funds may serve as underlying investments for all or some of the assets of the MFS 529 Plan (the "Investment Funds"). MFD offers to make available Interests in the MFS 529 Plan for sale by you to your customers, and such Interests held by each of your customers shall constitute an account (an "Account") in the MFS 529 Plan. Interests are offered pursuant to the terms of, and effected in accordance with, the then-current program description, disclosure statement, participant agreement or other offering document (which incorporate the prospectuses of the Investment Funds by reference), including any supplements or amendments thereto, of the MFS 529 Plan (the "Disclosure Statement"). The Disclosure Statement shall constitute an "official statement" within the meaning of Rule 15c2-12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules of The Municipal Securities Rulemaking Board (the "MSRB"). To the extent that the Disclosure Statement contains provisions that are inconsistent with the terms of this Supplement, the terms of the Disclosure Statement shall be controlling. In all transactions covered by this Supplement you shall act only as agent for your customers and in no transaction shall you have authority to act as agent for the MFS 529 Plan, MFD, or any representative agent thereof, except as specified hereunder.

2. Orders. All orders to purchase Interests received from you will be accepted by us only based on the public offering price applicable to each order, as established by the Disclosure Statement, which incorporates by reference the then-current prospectus of the applicable Investment Fund. Upon receipt from you of any order to purchase Interests we will send a written confirmation of such trade (indicating that the trade was on a fully disclosed basis) to your customer. All orders are subject to acceptance or rejection at our Boston office in our sole discretion. We will not accept from you any conditional orders for Interests. All sales of Interests to your customer shall comply with all such multiple class pricing guidelines as we may from time to time furnish to you. Payment for Interests ordered by you shall be made in accordance with the provisions for payment or (or cancellation of the sale of) Shares specified in Section 8 of the Agreement. Interests sold through you hereunder shall be available to you for delivery against payment at the office of our agent, MFS Service Center, Inc. ("MFSC"), 2 Avenue de Lafayette, Boston, Massachusetts 02111, unless other arrangements are made with us for delivery and payment. You are authorized to offer and sell Interests only in accordance with the Disclosure Statement, this Supplement, the prospectuses of the Investment Funds and any other terms and conditions and procedures as we may from time to time prescribe. We reserve the right, in our discretion, without notice, to suspend sales or withdraw the offering of Interests entirely.

3. Commissions/Service Fees. You will earn the commissions and service fees applicable to the sale of the Interests as disclosed in the Disclosure Statement, which incorporates the then current prospectuses of the Investment Funds. Service fees will be paid on the same terms and conditions as set forth in Section 3 of the Agreement. If any Interests sold to your customers under the terms of this Agreement, as supplemented and amended, are repurchased by the issuer or by us as agent for the issuer or are tendered for redemption within seven business days after the date of the original purchase, it is agreed that you shall forfeit your right to any discount or commission received by or allowed to you. You shall provide to us, on a timely basis, such information as we may reasonably request concerning the amounts received pursuant to this Section 3 to enable us to provide required information to any governmental authority having responsibilities for or jurisdiction over the Program, except where the provision of such information is prohibited by your duty of confidentiality to your customers or by law.

4. Offering Materials. You agree to deliver copies of the then-current Disclosure Statement and prospectuses of the applicable Investment Funds to your customers at or before the establishment of an Account and the purchase of the Interests and in accordance with applicable law. No person is authorized to make any representations concerning interests in the MFS 529 Plan except those contained in the current Disclosure Statement and in such information subsequently issued by us as information supplemental to such Disclosure Statement, and in the prospectuses of the Investment Funds. You shall not
(i) furnish to any person any information relating to Interests in the MFS 529 Plan that is inconsistent in any respect with the information contained in the Disclosure Statement or the prospectuses of the Investment Funds (as then amended or supplemented), or (ii) distribute any other promotional documents or other sales literature relating to the MFS 529 Plan or the Investment Funds. You shall not use, through the internet or otherwise, any sales literature or advertisement regarding the MFS 529 Plan without our prior written consent. We will supply you with additional copies of Disclosure Statements in reasonable quantities upon request.

5. Operational Procedures. You agree to comply with all operational procedures relating to the establishment of Accounts, the collection and investment of contributions, the disbursement of withdrawals and the use of NSCC facilities (including Fund/SERV and Networking) in connection therewith, which we may furnish to you in writing from time to time. We reserve the right to revise such operational procedures upon 10 days' notice to you. We shall have full authority to take such action as we may deem advisable in respect of matters pertaining to the offering of interests in the MFS 529 Plan. We shall be under no liability to you or to your customers except for lack of good faith and for obligations expressly assumed by us herein.

You shall have no discretionary authority (without instructions from your customer reasonably satisfactory to us) under the MFS 529 Plan or this Supplement to cause any distribution, withdrawal or transfer to be made from or under the MFS 529 Plan or any Account thereof or in connection with any change of ownership of any Account or the beneficiary of any such Account.

6. Representations and Warranties. (a) You hereby acknowledge that the Interests in the MFS 529 Plan constitute "municipal fund securities" as defined under the rules of the MSRB. You hereby represent that you are a "bank dealer" as defined in Rule D-8 of the MSRB or are registered under the 1934 Act as a municipal securities dealer and are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and that you and all of your personnel who will engage in any services under this Supplement will at the time thereof be duly qualified and licensed to do so. You further represent that you, your agents, employees and every natural person associated with you who is required to be so qualified, are qualified under the rules of the MSRB to effect transactions in municipal fund securities. You further represent that you, your agents and employees will Comply with the rules of the MSRB and all other federal and state laws and rules and regulations applicable from time to time in connection with your offering of Interests in the MFS 529 Plans. You agree to notify us immediately in the event of: (i) your disqualification under the rules of the MSRB, (ii) your violation of any applicable federal or state law, rule or regulation, including without limitation those of the Securities and Exchange Commission, NASD MSRB or other self-regulatory organization, arising out of or in connection with this Supplement which may affect in any material way your ability to act in accordance with the terms of this Supplement or the Disclosure Statement, or (iii) your receipt of notice of any investor complaint, litigation initiated or threatened, or communication by a regulatory authority which relates to the MFS 529 Plan, and you agree to provide us information and documentation thereon as we may request.

(b) We hereby represent that: (i) the Interests are "municipal fund securities" as defined under the rules of the MSRB; (ii) the Interests are not required to be registered under the Securities Act of 1933; (iii) neither the Program nor any underlying Trust nor any Interest is required to be registered under the Investment Company Act of 1940; (iv) in connection with the MFS 529 Plan, you will not be responsible for any reporting and rccordkeeping obligations under MSRB Rule 15c2-l2; and (v) any required state blue-sky filings have been made with respect to the Interests.

7. Suitability. You agree to take full responsibility for the suitability requirements of Rule G-19 of the MSRB and proper supervision of recommendations to your customers and to ensure that such customers are aware of the advantages and disadvantages (including state taxation) of establishing and contributing to the MFS 529 Plan and are aware of the other qualified tuition programs and other education savings and investment programs currently available to them.

8. Miscellaneous. Either you or we may terminate this Supplement upon 10 days' written notice to the other. This Supplement may be amended by us at any time, and your engaging in activities in connection with the offer or sale of Interests after the effective date of any such amendment shall constitute your acceptance thereof. Section 10 of the Agreement is amended to add, after 'the Units placed by you,' the following language: 'or interests (of any sort) in investment products sponsored or distributed by MFS Fund Distributors, Inc. and placed by you.' We may from time to time be authorized to distribute interests in other qualified tuition programs established under Section 529 of the Code, and we may amend this Supplement to make available interests in such other qualified tuition programs for sale by you to your customers.

Except as expressly amended and supplemented hereby, the Agreement shall continue in full force and effect and unamended. All capitalized terms that have not been defined in this Supplement shall have the meanings ascribed to them in the Agreement or Disclosure Statement, as applicable.

MFS FUND DISTRIBUTORS, INC.

By: /s/ James A. Jessee
    -------------------------
    James A. Jessee
    President

We have read the foregoing Supplement and accept and agree to the terms and conditions thereof.

Firm Name:
           ---------------------------


           By:    ----------------------
           Name:
           Title:
           Date:  ----------------------

                                                            EXHIBIT NO. 99.5(e)

                                 ** GRAPHIC **

                        MFS(R) Fund Distributors, Inc.
                  500 Boylston Street, Boston, MA 02116-3741

                             AMENDED AND RESTATED

                               MFS SERVICED PLAN

                 SUPPLEMENT TO DEALER OR MUTUAL FUND AGREEMENT

Dear Sirs:

Reference is made to the MFS Serviced Plan Supplement To Dealer or Mutual Fund Agreement, as currently in effect (the "Supplement"), between MFS Fund Distributors, Inc. ("MFD" or "us") and you ("Dealer" or "you"). In accordance with Section 6 of the Supplement, MFD and Dealer hereby agree to amend and restate the Supplement in its entirety as follows.

1. MFS Serviced Plans. Massachusetts Financial Services Company ("MFS") or its direct or indirect affiliates ("MFS Recordkeeper") provide participant recordkeeping services to certain eligible retirement plans ("MFS Serviced Plans") pursuant to services agreements entered into between the MFS Recordkeeper and the sponsor of the MFS Serviced Plans. In addition to certain classes of MFS Funds, certain non-MFS mutual funds ("Non-MFS Funds") and other investments are also made available to the MFS Serviced Plans (collectively, "Investment Menu Funds"). To facilitate the availability of the Investment Menu Funds as investment options for the MFS Serviced Plans on one or more trading platforms established by the MFS Recordkeeper on or after October 1, 2005 (each, an "MFS Trading Platform"), MFD or another broker-dealer designated by MFD (currently GPC Securities, Inc.) is hereby designated as the dealer of record on the Investment Menu Fund accounts established on behalf of the MFS Serviced Plans'. As compensation for the services you provide to your MFS Serviced Plan clients, MFD will pay you the compensation specified in paragraph 2 and Exhibit A, below, with respect to sales of the Investment Menu Funds to such MFS Serviced Plan clients.

2. Compensation Arrangements. MFD will pay you the compensation applicable to the Investment Menu selected by your MFS Serviced Plan client. A current copy of the MFS Serviced Plan Investment Menu Fee Schedule is attached hereto as Exhibit A.

3. Scope. The terms of this Supplement shall apply to your clients which
(a) establish MFS Serviced Plans on or after October 15, 2006; (b) established MFS Serviced Plans with Investment Menu Funds on or after October 1, 2005; or
(b) established MFS Serviced Plans prior to October 15, 2006 with non-Investment Menu Funds and transfer plan assets to Investment Menu Funds after October 15, 2006.

4. Representations About the Investment Menu Funds. Neither party shall
(i) make any representations concerning the Investment Menu Funds except those contained in the then-current prospectuses of the Investment Menu Funds, or
(ii) furnish to any person any information relating to the Investment Menu Funds that is inconsistent in any respect with the information contained in the then current prospectuses of the Investment Menu Funds.

"You may continue to be listed as dealer of record on MFS Fund accounts on certain existing MFS Trading Platforms maintained by the MFS Recordkeeper until such time as your MFS Serviced Plan client transfers to the MFS Trading Platform launched by the MFS Recordkeeper on or about October 15, 2006.

5. Representations and Warranties. (a) You hereby acknowledge that (i) MFD or its designee, and not you, will be listed as dealer of record on the Investment Menu Fund accounts established on behalf of your MFS Serviced Plan clients;
(ii) the dealer of record may enter into a brokerage account agreement with your MFS Serviced Plan clients to effect the arrangements contemplated herein;
(iii) no compensation will be paid by the Investment Menu Funds or their affiliates directly to you; (iv) MFD may retain a portion of the compensation paid by the Investment Menu Funds under these arrangements; (v) MFD may limit its liability to you for the payment of compensation under these arrangements to the amounts actually received from the Investment Menu Funds; (vi) you will continue to earn the MFS Fund commissions and service fees specified under the Dealer or Mutual Fund Agreement, which amounts shall correspond to the compensation specified in the fee schedule for the Investment Menus; and
(vii) the arrangements contemplated herein are intended to equalize the amount of compensation paid to you in connection with the open-end registered investment companies included in the Investment Menu Fund options your MFS Serviced Plan clients make available to their Plan participants. You agree to notify us immediately in the event of your receipt of notice of any investor complaint, litigation initiated or threatened, or communication by a regulatory authority which relates to the Investment Menu Funds, and you agree to provide us information and documentation thereon as we may request.

(b) We hereby represent that the arrangements contemplated herein will be disclosed to the MFS Serviced Plans through our affiliates. We acknowledge that the MFS Serviced Plan clients are your broker-dealer clients and we will not interfere in any way with such relationship.

6. Miscellaneous. Either you or we may terminate this Supplement upon 10 days' written notice to the other. This Supplement may be amended by us at any tim500e, and your MFS Serviced Plan clients' first order for any Investment Menu Fund shares after the effective date of any such amendment shall constitute your acceptance thereof. Section 14 of the Agreement is amended to add, after 'the Units placed by you, the following language: 'or an order for Investment Menu Fund shares placed by your MFS Serviced Plan client'.

Except as expressly amended and supplemented hereby, the Agreement shall continue in full force and effect and unamended. All capitalized terms that have not been defined in this Supplement shall have the meanings ascribed to them in the Agreement.

Please note that it is not necessary for you to sign and return a duplicate copy of this Supplement; your MFS Serviced Plan clients' first order for Investment Menu Fund shares shall operate as acceptance of the Agreement, as supplemented and amended.

MFS FUND DISTRIBUTORS, INC.

By: /s/ James A. Jessee
    -------------------------
    James A. Jessee
    President
--------
* See Footnote 2, above.

EXHIBIT A

MFS Serviced Plan
Investment Menu Fee Schedule

Investment Menus /1,2/        #1               #2               #3             #4            #5
Plan Asset Requirement       none             none             none           none          none
Suggested asset range  $0 to $1 million $1 million to $5 $1 million to $5 $5 million + $100 million +
                                            million          million
Up-front commission           0%               0%               0%          0.20%/4/         0%
Compensation/3/(trail)      0.75%            0.50%            0.50%          0.25%          N/A

Notes:

1. The compensation structure for Investment Menus #1 through #5 each corresponds to the compensation structure of the applicable MFS Fund retirement share class (Classes R1 through R5) offered in that Investment Menu; information current as of October 15, 2006.

2. Fee Schedules may not be applicable to assets attributable to custom-priced MFS Serviced Plans.

3. Compensation is not paid on assets invested in index funds, GIC's, unitized funds, self directed brokerage accounts, any other non-managed securities held by a MFS Serviced Plan, or, in the case of certain MFS Trading Platforms, any Non-MFS Funds which have not entered into selling and/or administrative agreements with us. The MFS Fixed Fund will continue to pay the fees disclosed in the MFS Fixed Fund Investors Guide and Application.

4. Upfront commission may be paid on conversion assets only, up to $25 million in Plan assets.

                                                            EXHIBIT NO. 99.5(f)

                                 ** GRAPHIC **
                          MFS Fund Distributors, Inc.
           500 Boylstan Street . Boston, Massachusetts . 02116-3741

March 2005

            NOTICE OF AMENDMENT TO DEALER OR MUTUAL FUND AGREEMENT

Dear Valued Client:

Reference is made to the Dealer or Mutual Fund Agreement, as amended and supplemented, between us (the "Agreement"). In accordance with Paragraph 14 of the Dealer Agreement (or Paragraph 10 of the Mutual Fund Agreement), we wish to advise you that the Agreement is hereby amended to reflect the following additions and changes:

1. Sales Literature. The following new sentence is added at the end of
   Section 12 of the Dealer Agreement (or Section 9 of the Mutual Fund
   Agreement):

   "You acknowledge that certain sales literature prepared by us is authorized for distribution only when preceded or accompanied by a prospectus for the portfolio being offered, and you agree to deliver to each of your Customers the then-current applicable Prospectus at or before the time you distribute such sales literature to your Customers."

2. Anti-Money Laundering. The following two new paragraphs are added at the end of Section 30 of the Dealer Agreement (or Section 27 of the Mutual Fund Agreement):

   "You represent and warrant that, throughout the term of this Agreement: you are not a "foreign shell bank," as defined in Section 103.175(i) of Title 31, U.S. Code of Federal Regulations ("Foreign Shell Bank"); or (ii) if you are a Foreign Shell Bank, that you are a "regulated affiliate," as defined in Section 103.175(p) of Title 31, U.S. Code of Federal Regulations ("Regulated Affiliate"). You acknowledge and accept that we may immediately terminate this Agreement if, at any time during the term of this Agreement, you are a Foreign Shell Bank and are not a Regulated Affiliate.

   You further represent and warrant that, throughout the term of this
   Agreement: (i) you are not a "foreign bank," as defined in Section 103.11(0) of Title 31, U.S. Code of Federal Regulations ("Foreign Bank"); or (ii) if you are a Foreign Bank, that you will immediately notify us of that fact, and will complete and provide to us the certification in the form set forth in Appendix A to Subpart 1 of Part 103, U.S. Code of Federal Regulations, before this Agreement shall take effect, and will complete and provide to us the recertification in the form set forth in Appendix B to Subpart 1 of Part 103, U.S. Code of Federal Regulations, at least once every three years thereafter. You acknowledge and accept that we may immediately terminate this Agreement for failure to abide by the terms of this Section."

Please note that it is not necessary for you to sign and return a duplicate copy of this Amendment; we shall consider your first order on or after April 1,2005 as acceptance of the Agreement, as supplemented and amended.

Effective April 2005, MFS is pleased to announce the New MFS R Share Suite. Enclosed for your reference is a revised copy of MFS Fund Distributors, Inc.'s ("MFD") guidelines with respect to the sale of shares of the MFS Funds under multiple class pricing. The guidelines have been revised to include descriptions of the share classes which now comprise the MFS R Share Suite and a summary of the share classes which are available for sale to MFS Serviced Plans based on asset thresholds. Your firm is required to comply with such guidelines, as amended from time to time by MFD, in connection with all sales of shares of the MFS Funds.

We value your relationship and hope that the New MFS R Share Suite will provide all of the options and flexibility your representatives and clients have been looking for in a retirement plan provider. If you have any questions, please feel free to call 1-800-343-2829 x53053.

Sincerely,

/s/ James A. Jessee
------------------------------------
James A. Jessee
President, MFS Fund Distributors, Inc.

                                                                MFSB-AM-DA-3/05
                                                                          05/EX

                                                            EXHIBIT NO. 99.5(g)

                                  **GRAPHIC**

                        MFS(R) Fund Distributors, Inc.
                  500 Boylston Street, Boston, MA 02116-3741

RULE 22c-2 SUPPLEMENT TO DEALER AGREEMENT OR MUTUAL FUND AGREEMENT

Dear Valued Client:

Reference is made to the Dealer Agreement or Mutual Fund Agreement, as the case may be, as amended and currently in effect, between MFS Fund Distributors, Inc. ("MFD" "we" or "us") and you ("you") (each, the "Agreement"). MFD and you hereby agree to supplement and amend the Agreement as follows:

1. The following new Paragraph 32 is added following Paragraph 31 of the Dealer Agreement (or new Paragraph 30 following Paragraph 29 of the Mutual Fund Agreement):

Shareholder Information

A. Agreement to Provide Information. To the extent you are a financial intermediary as defined in Rule 22c-2 of the Investment Company Act of 1940, you agree to provide the Fund or its designee, upon written request, the taxpayer identification number ("TIN"), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by you during the period covered by the request.

(1) Period Covered by Request. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. The Fund or its designee may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(2) Form and Timing of Response. You agree to transmit the requested information that is on your books and records to the Fund or its designee promptly and in a secure manner, but in any event not later than 5 business days, after receipt of a request. If the requested information is not on your books and records but on the books and records of an indirect intermediary, you agree to: (i) use reasonable efforts to provide or arrange to provide to the Fund or its designee the requested information regarding shareholders who hold an account with an indirect intermediary; or (ii) if directed by the Fund or its designee, block further purchases of Fund Shares from such indirect intermediary. In such instance, you agree to inform the Fund or its designee whether you plan to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in Rule 22c-2 under the Investment Company Act of 1940.

(3) Limitations on Use of Information. The Fund agrees to use the information provided solely for the purposes of facilitating the Fund's compliance with Rule 22c-2, and not for marketing or any other purpose without your prior written consent.

                         Executive Summary Rule 22c-2

In March 2005, the U.S. Securities and Exchange Commission adopted Rule 22c-2 under the Investment Company Act of 1940. This rule is more commonly referred to as the "redemption fee rule." The who, what, when, where, why, and how of the rule's requirements are briefly summarized below.

WHO - TO WHOM DOES THE RULE APPLY?

Funds

The rule applies to all funds except money market funds, exchange-traded funds, and funds that both affirmatively permit market timing of fund shares and disclose this fact in their prospectus.

Financial Intermediaries

As discussed below under WHAT, the rule impacts every "financial intermediary" of the fund. Generally speaking, the rule defines a financial intermediary as:
(1) any broker, dealer, bank, or other entity that holds securities of record issued by the fund in nominee name; and (2) in the case of a participant-directed employee benefit plan that owns securities issued by the fund (i) a retirement plan administrator under ERISA or (ii) any entity that maintains the plan's participant records.

WHAT - WHAT DOES THE RULE REQUIRE?

The rule requires all funds that are subject to it to take the following two actions:

.. Each fund's board of directors must either (1) approve a redemption fee for the fund or (2) determine that imposition of a redemption fee is either not necessary or not appropriate for the fund; and

.. Each fund or its principal underwriter, transfer agent, or registered clearing agency on behalf of the fund - regardless of whether the fund imposes a redemption fee - must enter into a written agreement with each of its financial intermediaries under which the financial intermediary agrees to:

(1)Provide, upon request of the fund, the taxpayer identification number and transaction information (purchases, redemptions, transfers, and exchanges) about fund shareholders who hold their shares through the financial intermediary; and

(2)Carryout any instructions from the fund to restrict or prohibit any further purchases or exchanges of fund shares by a shareholder who the fund identifies as having violated the fund's market timing or excessive trading policies.

The required agreements must be maintained by a fund for six years. Obviously, once a financial intermediary executes the agreement with the fund it must be in a position to comply with all provisions in the agreement including those relating to responding to a fund's request for trading data and implementing any instructions from the fund to restrict or prohibit a shareholder's trades.

WHEN - WHEN MUST A FUND COMPLY WITH EACH OF THE ABOVE REQUIREMENTS?

Though the rule's effective date was in May 2005, funds currently have until October 16, 2006 to comply with its requirements. The SEC has sought comment on whether to extend this compliance date. Accordingly, unless the compliance date is revised by the SEC, by October 16/th/ the fund's board must have made its determination about whether to impose a redemption fee and funds or their principal underwriters must have executed the required agreements with each of their financial intermediaries.

WHERE - WHERE CAN I FIND A COPY OF THIS RULE?

A complete copy of: (1) the rule, along with the SEC's release that adopted it and discusses its provisions in detail; and (2) revisions to the rule proposed by the SEC on February 28, 2006, are available free of charge on the SEC's website at: http://www.sec.gov/rules/final/ic-26782.pdf and http://www.sec.gov/rules/proposed/ic-27255.pdf, respectively.

WHY - WHY SHOULD FINANCIAL INTERMEDIARIES - INCLUDING THIRD-PARTY
ADMINISTRATORS, RECORDKEEPERS, AND BANK TRUST DEPARTMENTS - CARE ABOUT THIS
RULE?

Financial intermediaries should care about this rule for two reasons. First, they are going to be asked by funds to sign the agreements that funds are required to have executed with each of their intermediaries by the rule's compliance date. Second, under the rule, failure to have these agreements in place may result in the fund's inability to accept future purchases from the financial intermediary after the rule's compliance date.

HOW -- HOW WILL A FUND REQUEST MY CUSTOMERS' TRADING DATA FROM ME AND HOW WILL I TRANSMIT THE REQUESTED DATA BACK TO THE FUND?

Funds are expected to utilize the DTCC Standardized Data Reporting Service as the vehicle through which trading data will be requested and provided under the redemption fee rule. This approach enables funds to utilize standardized formats for requesting data; and intermediaries to respond to such requests in a uniform format through a secure facility. It also

                      Executive Summary - Privacy Issues

ALSTON&BIRD LLP

TO:   Investment Company Institute
FROM: Alston & Bird LLP
DATE: March 13, 2006
RE:   Privacy Implications of SEC Rule 22c-2

We have been asked to assess whether SEC Rule 22c-2 (the "Rule") is consistent with existing federal and state consumer privacy requirements.

The Rule makes it unlawful for a mutual fund ("fund") that issues redeemable securities, /2/ to redeem them unless it has entered into agreements with each of its financial intermediaries to enable it to obtain taxpayer identification numbers and transaction information for each shareholder who buys or sells shares in the fund./3/

Applicable federal and state privacy laws permit a financial institution to disclose otherwise confidential customer information if the disclosure is necessary to carry out transactions on behalf of the customer, to protect against fraud or other wrongdoing, to carry out risk management, or to comply with applicable legal requirements./4/

Under the Rule, the financial intermediary cannot redeem fund shares unless it has agreed to disclose the specified customer information to the fund. The agreement to provide these disclosures is required to carry out transactions on behalf of customers, for the anti-fraud and risk management purposes of the fund with which it has the contractual relationship, and for the fund to meet SEC legal requirements. Accordingly, we conclude that provision of the customer
--------
/2/ The Rule excepts from this requirement certain funds as follows: money market funds, any fund that issues securities that are listed on a national securities exchange, and any fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund, unless the fund elects to impose a redemption fee (also defined in the Rule), in which case the exception does not apply.
/3/ The Rule defines financial intermediary to include any broker, dealer, bank, or other entity that holds fund securities in nominee name, a unit investment trust or fund that invests in the fund in reliance on section 12(d)(l)(E) of the Investment Company Act of 1940, and the administrator or record keeper of a participant-directed employee benefit plan. 17 C.E.R. (S) 270.22c-2(c)(1).
/4/  For federal law see 15 U.S.C. (S) 6802(e)(3)(B), (C), (5), (8); 17 C.F.R.
     (S) 248.l5(a)(2)(ii), (iii), (4), (7)(i); for state laws see citations infra.

Below, we address both federal and state privacy laws as they apply to the financial intermediary.

Federal Requirements

Although Section 502 of GLB permits the sharing of any information among affiliates, it generally requires a financial institution to allow a customer to opt out of the disclosure of protected information to non-affiliates./9/ The SEC's Regulation S-P implements this requirement as to SEC-regulated financial intermediaries, including brokers, dealers, investment advisers, and investment companies./10/ Banks and other insured depository institutions that may act as financial intermediaries are subject to essentially identical rules imposed by their federal bank regulators./11/ Insurance companies are regulated at the state level, and nearly every state has enacted legislation that applies the section 502 requirements to them. Other financial intermediaries that are financial institutions for purposes of GLB are subject to the same requirements under rules promulgated by the Federal Trade Commission./12/

Section 502 specifies a number of exceptions to the general prohibition on disclosure of customer information to non-affiliates. Relevantly, these exceptions permit disclosures of nonpublic personal information:

.. "as necessary to effect, administer, or enforce a transaction requested or authorized by the consumer, or in connection with . servicing or processing a financial product or service requested or authorized by the consumer."

.. "to protect against or prevent actual or potential fraud, unauthorized transactions, claims, or other liability."

..  "for required institutional risk control ."

.. "to the extent specifically permitted or required under other provisions of law and in accordance with the Right to Financial Privacy Act."

.. "to comply with Federal, State, or local laws, rules, and other applicable legal requirements."/13/

The purposes of the written agreement that the Rule requires of the fund, and of the disclosures that the agreement requires of the financial intermediary, fall under each of these exceptions. The Rule requires each fund subject to it to enter into a written agreement with each of its financial intermediaries. Such agreement must require the intermediary to disclose to the fund, upon request, customer information. For the fund, entering into such an agreement is financial product or service requested or authorized by the consumer" who has made trades in the fund's shares.
--------
/9/  See 15 U.S.C. (S) 6802.
/10/ See 17 C.F.R. (S) 248.10(a)(1).
/11/ See 12 C.F.R. (S) 40.10(a)(l) (national banks); 12 C.F.R. (S) 2l6.l0(a)(1)
     (state member banks); 12 C.F.R. (S) 332.10(a)(1) (state nonmember banks); 12 C.F.R. (S) 573.10(a)(1) (savings associations).
/12/ See 16 C.F.R. (S)313.10(a)(1).
/13/ 15 U.S.C. (S) 6802(e)(3)(B), (C), (5), (8); see also 17 C.F.R. (S)
     248.15(a)(2)(ii), (iii), (4), (7)(i).

Additionally, the purpose of the disclosure by the indirect intermediary is (as was the case above) to enable the fund to protect against fraud, market manipulation and insider trading and to engage in risk control of trading in its securities. Thus, disclosures by indirect intermediaries under the circumstances set forth in the proposed rule are protected by a number of the GLB exceptions. The SEC's

February 2006 Release, which did address privacy concerns about the Rule, noted the SEC's belief "that the disclosure of information under shareholder information agreements, and the fund's request and receipt of information under those agreements, are covered by [GLB] exceptions."/16/

If the indirect financial intermediary is not a "financial institution," as such term is defined in the GLB, the GLB's provisions would not apply to restrict or prohibit the financial intermediary's sharing nonpublic customer information with the fund either directly or through a first-tier financial intermediary.

GLB also requires each financial institution to provide a privacy statement annually to its customers, which includes a statement of entities to which the institution may disclose protected information, even if the disclosure itself is permissible./17/ Under the federal GLB regulations, an institution that makes disclosures under the exceptions identified above may meet this obligation by stating that it "make[s] disclosures to other nonaffiliated third parties as permitted by law."/18/ Each financial intermediary must ensure that its privacy statement includes this or other language sufficient to meet this requirement.

State Requirements

Two categories of state laws are implicated by the Rule: those based on
Section 502 of GLB and those that address Social Security numbers specifically.

State GLB-Related Laws

Nearly every state has in place a statute that applies the substance of the
Section 502 requirements to that state's licensed insurers. These statutes contain the same exceptions as Section 502, including the exception for disclosures required by federal laws or rules. Two states, California and Vermont, have enacted laws that impose more onerous requirements - an opt-in rather an opt-out - on disclosures of consumer information to non-affiliates by financial institutions. Both state laws include an exception for disclosures required by federal law,/19/ and accordingly do not prevent the disclosures intended by the Rule.
--------
/16/ See SEC February Release at n.16.
/17/ See 15 U.S.C. (S) 6803.
/18/ See, e.g., 17 C.F.R. (S) 248.6(b).
/19/ See Cal. Fin. Code (S) 4056; Vt. Stat. Ann. Tit. 8, (S) 10204(11).

         Executive Summary - DTCC Standardized Data Reporting Service.

The redemption fee rule requires funds to enter into written agreements with their intermediaries, under which the intermediaries must, upon request, provide funds with certain shareholder identity and trading information for those positions representing the omnibus account assets. This requirement will enable funds to ensure that their market-timing policies are being followed, monitor the frequency of trading, and determine whether redemption fees are being properly assessed, if applicable.

Funds are expected to utilize the DTCC Standardized Data Reporting Service as the vehicle through which trading data will be requested and provided under the redemption fee rule. This approach enables funds to utilize standardized formats for requesting data, and intermediaries to respond to such requests in a uniform format through a secure facility. It also enables both funds and their intermediaries to leverage existing technology through which transaction and account data currently passes. These standardized formats, which are discussed in more detail below, will be used by funds that expect to request data on a regular basis as well by those that expect to request data on an infrequent or ad hoc basis.

Today, many intermediaries do not send omnibus level transaction information or underlying shareholder trading data to funds for market timing monitoring. For those intermediaries that do, the data is sent to funds through a variety of methods including hard-copy reports, electronically through non-standardized or non-centralized methods, such as proprietary system links, and in certain instances via non-secure methods.

In order to reduce the variety of methods, formats and associated processing costs for requesting and receiving shareholder transaction data as required under the new redemption fee rule, the Investment Company Institute's Bank and Trust Advisory Committee, Broker/Dealer Advisory Committee and the Depository Trust & Clearing Corporation (DTCC) formed a Standardized Data Reporting (SDR) Working Group last year, consisting of funds, transfer agent service providers, banks/trusts TPAs/recordkeepers and other service providers to create a standard, automated facility for funds to request and receive shareholder trading information from intermediaries through DTCC.

The DTCC solution is designed to provide the funds with a robust mechanism (through the NSCC's Networking service) to request data from intermediaries as their compliance and monitoring programs warrant. The mechanism allows data to pass in standardized file formats for varying functionality, such as summary requests for super onmibus accounts (for plan/omnibus account level data) or detail requests for retail or plan omnibus accounts (for shareholder or individual participant level data). SDR requests may be for a specific date or a period of time, or on a regular or periodic basis.

The SDR functionality was designed to provide funds the ability to filter requests for retirement plan accounts to efficiently and cost-effectively obtain data for market timing monitoring as required under SEC rule 22c-2. Funds may request Category 1 data for retirement

MFS Investment Management Rule 22C-2 Operational Guide (As of 7/31/06)

The contents of this document are subject to change based upon the release of the final SEC Rule and/or modification to MFS' policies.

The following information provides an overview of how MFS intends to implement the policy and procedures designed to prevent excessive trading through omnibus accounts.

Omnibus accounts, in which shares are held in the name of an intermediary on behalf of multiple investors, are a common form of holding shares among retirement plans and financial intermediaries such as brokers, advisers and third-party administrators. Individual trades in omnibus accounts are often not disclosed to the fund, making it difficult to determine whether a particular shareholder/ participant is engaging in excessive trading. Excessive trading in omnibus accounts may go undetected by the fund and may increase costs to a fund and disrupt its portfolio management.

Providing Underlying Shareholder/ Participant Data

MFS monitors omnibus account level transactions for suspicious trading patterns. If suspicious trading patterns are detected in an omnibus position, MFS may request underlying shareholder/ participant data to be received within five business days of the initial request. In general, MFS' underlying shareholder/ participant data requests are not expected to exceed 90 business days and will likely be limited to participant initiated exchanges for retirement plans and shareholder initiated purchase, redeem and exchange transactions for retail investors.

Depending on the circumstances, MFS may also request historical data from intermediaries on a monthly, quarterly, or annual basis. If warranted, MFS may request data on a more frequent basis and may request more than 90 days of underlying transaction history. In these cases, MFS will work directly with the intermediary to appropriately resolve any issues. MFS may take into consideration, an intermediary's market timing and excessive trading policies and procedures when determining whether to request underlying shareholder/ participant information.

Shareholder/ Participant Restriction Request

Upon review of underlying shareholder/ participant data, MFS may request an intermediary to take one or more of the follow actions:

..  Issue a warning.

.. For certain retirement plans, block participant initiated purchases or exchanges into the fund for 90 days.

.. For most other accounts, block shareholder initiated purchases or exchanges into the fund for 1 year.

Depending on the circumstances, MFS may request other restrictions such as a block restriction on an individual fund or across all MFS funds offered. Confirmation of the requested action should be made as soon as possible, but no later than 5 business days after the initial request.